      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 11, 2003
                                                REGISTRATION NUMBER 333-________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 GREY WOLF, INC.
                CO-REGISTRANTS ARE LISTED ON THE FOLLOWING PAGE.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

             TEXAS                                                 74-2144774
 (STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)

                        10370 RICHMOND AVENUE, SUITE 600
                            HOUSTON, TEXAS 77042-4136
                                 (713) 435-6100

   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                DAVID W. WEHLMANN
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                        10370 RICHMOND AVENUE, SUITE 600
                            HOUSTON, TEXAS 77042-4136
                                 (713) 435-6100
                               FAX (713) 435-6171

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                                   COPIES TO:

                                NICK D. NICHOLAS
                             PORTER & HEDGES, L.L.P.
                            700 LOUISIANA, 35TH FLOOR
                            HOUSTON, TEXAS 77002-2764
                                 (713) 226-0600
                               FAX (713) 226-0237

     Approximate date of commencement of proposed sale to the public: From time to time as determined by the selling securityholders.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                                                  PROPOSED MAXIMUM
                TITLE OF EACH CLASS OF                    AMOUNT TO BE      PROPOSED MAXIMUM     AGGREGATE OFFERING     AMOUNT OF
              SECURITIES TO BE REGISTERED                  REGISTERED    OFFERING PRICE PER UNIT       PRICE        REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
3.75% Contingent Convertible Senior Notes Due 2023...   $ 150,000,000(1)       100%(2)(3)        $150,000,000(2)(3)   $    12,135

Subsidiary Guarantees of the 3.75% Contingent
Convertible Senior Notes Due 2023....................                 -                -                         -            -(4)

Common stock, par value $.10 per share...............   23,255,820(5)(6)             -(5)                      -(5)           -(7)

(1) Represents the aggregate principal amount of 3.75% Contingent Convertible Senior Notes Due 2023 that we issued in May 2003.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(i) under the Securities Act.

(3)  Exclusive of accrued interest and distributions, if any.

(4) Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable for the Subsidiary Guarantees.

(5) This number represents the number of shares of common stock initially issuable upon conversion of the notes registered hereby. For purposes of estimating the number of shares of common stock to be included in this registration statement upon conversion of the notes, we calculated the number of shares of common stock issuable upon conversion of the notes at an initial conversion rate of approximately 155.0388 shares per $1,000 principal amount of the notes. In addition to the shares of common stock set forth in the table above, pursuant to Rule 416 under the Securities Act, we are registering an indeterminate number of shares of common stock issuable upon conversion of the notes in connection with stock splits, stock dividends, recapitalizations or similar events.

(6) Also being registered are the rights to purchase shares of Series B Junior Participating Preference Stock, which are attached to the shares of common stock registered hereby. These rights, if issued, will be issued for no additional consideration. Pursuant to Rule 457(g) under the Securities Act, no additional registration fee is required in connection with the registration of the rights.

(7) No additional consideration will be received for the common stock. Therefore, no registration fee is required pursuant to Rule 457(i) under the Securities Act.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES EXCHANGE COMMISSION, ACTING PURSUANT TO SAID 8(a), MAY DETERMINE.

                         TABLE OF ADDITIONAL REGISTRANTS

         The following subsidiaries of Grey Wolf, Inc. are co-registrants under the Registration Statement for the purpose of providing guarantees of payments on the 3.75% Contingent Convertible Senior Notes Due 2023 registered hereunder:

                                                                      JURISDICTION OF
                                                                      INCORPORATION OR            I.R.S. EMPLOYER
            NAME                                                       ORGANIZATION            IDENTIFICATION NUMBER
            ----                                                      ----------------         ---------------------
Grey Wolf Drilling Company L.P................................             Texas                     76-0590999

Grey Wolf LLC.................................................           Louisiana                   72-1433406

Grey Wolf Holdings Company....................................             Nevada                    74-1987143

Murco Drilling Corporation....................................            Delaware                   72-0512163

Grey Wolf International, Inc..................................             Texas                     76-0000351

DI/Perfensa, Inc..............................................             Texas                     76-0378440

DI Energy, Inc................................................             Texas                     74-2175411

                   SUBJECT TO COMPLETION, DATED JULY 11, 2003

PROSPECTUS

[GREY WOLF, INC. LOGO]

                                  $150,000,000
             3.75% Contingent Convertible Senior Notes Due 2023 and
               Common Stock Issuable upon Conversion of the Notes

     We sold $150,000,000 aggregate principal amount of our 3.75% Contingent Convertible Senior Notes Due 2023 in a private placement on May 7, 2003. Selling securityholders may use this prospectus to resell from time to time their notes and shares of our common stock issuable upon conversion of the notes. We will not receive any of the proceeds from this offering.

     The notes are convertible, at your option, prior to the maturity date into shares of our common stock initially at a conversion rate of approximately
155.0388 shares of common stock per $1,000 principal amount, which is equivalent to an initial conversion price of $6.45 per share, subject to adjustment, in the following circumstances:

         - during any calendar quarter commencing after June 30, 2003, if the closing sale price per share of our common stock over a specified number of trading days during the previous quarter is more than 110% of the conversion price per share on the last trading day of the quarter;

         -        if we have called the notes for redemption;

         - during any period after June 30, 2003, that the credit ratings assigned to the notes by both Moody's Investors Service and Standard & Poor's Ratings Group are reduced below B1 and B+, respectively, or if after June 30, 2003 neither rating agency is rating the notes;

         - during the five trading day period immediately following any nine consecutive trading day period in which the average trading price per $1,000 principal amount of the notes for each day of such period was less than 95% of the product of the closing sale price per share of our common stock on that day multiplied by the number of shares of common stock issuable upon conversion of $1,000 principal amount of the notes; or

         -        upon the occurrence of specified corporate transactions.

     Our common stock is listed for trading on the American Stock Exchange under the symbol "GW." On July 9, 2003, the closing sale price of our common stock was $3.95 per share.

     The notes bear interest at a rate of 3.75% per annum. We will pay interest on the notes on May 7 and November 7 of each year, beginning November 7, 2003. We also will pay contingent interest at a rate equal to 0.5% per annum during any six-month period, with the initial six-month period commencing May 7, 2008, if the average trading price of the notes per $1,000 principal amount for the five day trading period ending on the third day immediately preceding the first day of the applicable six-month period equals $1,200 or more. The notes will mature on May 7, 2023.

     We may redeem some or all of the notes at any time on or after May 14, 2008, at a redemption price, payable in cash, equal to a percentage of the principal amount of the notes as described in the notes, plus accrued but unpaid interest, including contingent interest, if any, to the date of redemption.

     You may require us to repurchase all or a portion of your notes on May 7, 2013 or May 7, 2018, and upon a change of control, as defined in the Indenture governing the notes, at 100% of the principal amount of the notes, plus accrued but unpaid interest, including contingent interest, if any, to the date of repurchase, payable in cash.

     The notes are our senior unsecured obligations and are guaranteed by all of our wholly-owned domestic subsidiaries and any other subsidiary that guarantees any of our indebtedness or the indebtedness of our guarantors. The notes and the guarantees rank equally with all of our and the guarantors' other senior unsecured debt.

     The notes issued in the private placement are eligible for trading in the The PORTAL(SM) Market of the National Association of Securities Dealers, Inc. The notes sold using this prospectus, however, will no longer be eligible for trading in The PORTAL(SM) Market. We do not intend to list the notes on any other national securities exchange or automated quoting system.

         INVESTING IN THE NOTES AND OUR COMMON STOCK ISSUABLE UPON THEIR CONVERSION INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NOTES OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is __________ __, 2003

                                TABLE OF CONTENTS

Summary...................................................................    1
Risk Factors..............................................................    5
Where You Can Find More Information.......................................   15
Forward-Looking Statements................................................   16
Use of Proceeds...........................................................   18
Ratio of Earnings to Fixed Charges........................................   18
Price Range of Common Stock...............................................   19
Dividend Policy...........................................................   19
Description of Notes......................................................   20
Description of Capital Stock..............................................   34
Certain U.S. Federal Income Tax Considerations............................   36
Selling Securityholders...................................................   42
Plan of Distribution......................................................   43
Legal Matters.............................................................   45
Independent Accountants...................................................   45

                              ABOUT THIS PROSPECTUS

         This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration or continuous offering process. Under this shelf registration process, selling securityholders may from time to time sell the securities described in this prospectus in one or more offerings.

         This prospectus provides you with a general description of the securities that selling securityholders may offer. A selling securityholder may be required to provide you with a prospectus supplement containing specific information about the selling securityholder and the terms of the securities being offered. That prospectus may include additional risk factors or other considerations applicable to that offering. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

         You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any person to give any information or to make any representations not contained or incorporated by reference in this prospectus. This prospectus is neither an offer to sell nor a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. You should not assume the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the documents.

                                     SUMMARY

         The following summary should be read together with the information contained in other parts of this prospectus and the documents we incorporate by reference to fully understand the terms of the notes as well as the tax and other considerations that are important to you in making a decision about whether to invest in the notes and the common stock issuable upon their conversion. As used in this prospectus, unless the context otherwise requires, "we," "us," "our" or "Grey Wolf" refers to Grey Wolf, Inc. and its subsidiaries.

                                   OUR COMPANY

         We are a leading provider of contract land drilling services in the United States with a domestic fleet of 117 rigs of which 79 rigs are currently marketed. We currently have 23 cold-stacked rigs, which can be redeployed as demand dictates, for an estimated $1.5 million to $2.0 million in the aggregate, bringing our total marketed fleet to 102. In addition, we have 15 rigs that can be refurbished out of inventory as demand dictates. We conduct substantially all of our operations through our subsidiaries. Our customers are independent producers and major oil and gas companies. We conduct our operations primarily in the markets that we believe have historically had greater utilization rates and dayrates than the average rates of all other domestic markets. Our customers use our services principally in drilling for natural gas. Natural gas reserves are typically found in deeper geological formations and generally require premium equipment and quality crews, such as we offer, to drill the wells. During 2002, approximately 98% of the wells we drilled for our customers were drilled in search of natural gas.

         Our principal office is located at 10370 Richmond Avenue, Suite 600, Houston, Texas 77042-4136, and our telephone number is (713) 435-6100.

                                  THE OFFERING

Notes Offered...........................      $150,000,000 aggregate principal
                                              amount of 3.75% Contingent
                                              Convertible Senior Notes Due 2023.

Maturity................................      May 7, 2023.

Ranking.................................      The notes are our senior unsecured
                                              indebtedness. The notes rank
                                              senior in right of payment to all
                                              of our future subordinated
                                              indebtedness and rank equal in
                                              right of payment to all of our
                                              existing and future senior
                                              unsecured indebtedness, including
                                              our 8 7/8% Senior Notes due 2007
                                              and our 8 7/8% Senior Notes due
                                              2007, Series B (together, the
                                              "8 7/8% Senior Notes"). The notes
                                              are effectively subordinated to
                                              our secured indebtedness to the
                                              extent of the security.
                                              Substantially all of our assets
                                              and the assets of our
                                              subsidiaries, including our
                                              drilling equipment and the equity
                                              interests in our subsidiaries, are
                                              collateral for first priority
                                              liens securing our credit
                                              facility.

                                              At July 9, 2003, we had no
                                              borrowings outstanding under our
                                              credit facility. At that same
                                              date, we had $10.9 million in
                                              undrawn standby letters of credit
                                              outstanding under the facility and
                                              the ability to borrow up to $64.1
                                              million under that facility. We
                                              are not restricted by the notes
                                              from incurring additional
                                              indebtedness, and we and our
                                              subsidiaries have significant
                                              ability to incur liens.

                                              The notes are effectively
                                              subordinated to all existing and
                                              future indebtedness of our
                                              subsidiaries that are not
                                              guarantors.

Guarantees..............................      The notes are unconditionally
                                              guaranteed, on a joint and several
                                              basis, by all of our wholly-owned
                                              domestic subsidiaries and any
                                              other subsidiary that guarantees
                                              any of our indebtedness or the
                                              indebtedness of the guarantors.
                                              The guarantees are senior
                                              unsecured obligations of the
                                              guarantors and rank equal in right
                                              of payment with the guarantees
                                              of our 8 7/8% Senior Notes, made
                                              by the guarantors and all existing
                                              and future unsecured and
                                              unsubordinated indebtedness of the
                                              guarantors. The guarantees are
                                              effectively subordinated to each
                                              subsidiary's existing and future
                                              secured indebtedness to the extent
                                              of the security, including
                                              indebtedness under our credit
                                              facility, which also is secured by
                                              substantially all of each
                                              subsidiary's assets.

Interest Payment Dates..................      We will pay interest on the notes
                                              semi-annually on May 7 and
                                              November 7, beginning November 7,
                                              2003.

Contingent Interest.....................      We will pay contingent interest
                                              during any six-month period from
                                              May 7 to November 6 and from
                                              November 7 to May 6, with the
                                              initial six-month period
                                              commencing May 7, 2008, if the
                                              average trading price of the notes
                                              per $1,000 principal amount for
                                              the five trading day period ending
                                              on the third trading day
                                              immediately preceding the first
                                              day of the applicable six-month
                                              period equals $1,200 or more.
                                              During any period when contingent
                                              interest is payable, it will be
                                              payable at a rate equal to 0.50%
                                              per annum.

Conversion Rights.......................      You may convert the notes into
                                              shares of our common stock prior
                                              to the maturity date in the
                                              following circumstances:

                                              -        during any calendar
                                                       quarter commencing after
                                                       June 30, 2003, if the
                                                       closing sale price per
                                                       share of our common stock
                                                       for at least 20 trading
                                                       days in the period of 30
                                                       consecutive trading days
                                                       ending on the last
                                                       trading day of the
                                                       calendar quarter
                                                       preceding the quarter in
                                                       which the conversion
                                                       occurs, is more than 110%
                                                       of the conversion price
                                                       per share on that 30th
                                                       trading day;

                                              -        if we have called the
                                                       notes for redemption;

                                              -        during any period after
                                                       June 30, 2003 in which
                                                       the credit ratings
                                                       assigned to the notes by
                                                       both Moody's Investors
                                                       Service, Inc. ("Moody's")
                                                       and Standard & Poor's
                                                       Ratings Group ("S&P") are
                                                       reduced below B1 and B+,
                                                       respectively;

                                              -        if after June 30, 2003
                                                       neither Moody's nor S&P
                                                       is rating the notes;

                                              -        during the five trading
                                                       day period immediately
                                                       following any nine
                                                       consecutive trading day
                                                       period in which the
                                                       average trading price per
                                                       $1,000 principal amount
                                                       of the notes for each day
                                                       of such period was less
                                                       than 95% of the product
                                                       of the closing sale price
                                                       per share of our common
                                                       stock on that day
                                                       multiplied by the number
                                                       of shares of our common
                                                       stock issuable upon
                                                       conversion of $1,000
                                                       principal amount of the
                                                       notes; or

                                              -        upon the occurrence of
                                                       specified corporate
                                                       transactions described
                                                       under "Description of
                                                       Notes--Conversion
                                                       Rights."

                                              You may convert any outstanding
                                              notes into shares of our common
                                              stock at the conversion price per
                                              share of $6.45. This represents a
                                              conversion rate of approximately
                                              155.0388 shares of common stock
                                              per $1,000 principal amount of
                                              notes. The conversion price may be
                                              adjusted for certain reasons, but
                                              will not be adjusted for accrued
                                              interest. Upon conversion, the
                                              holder will not receive any cash
                                              payment representing accrued and
                                              unpaid interest, including
                                              contingent interest, if any.

Optional Redemption.....................      We may redeem some or all of the
                                              notes at any time on or after May
                                              14, 2008, at a price equal to
                                              101.88% of the principal amount of
                                              the notes (declining ratably to
                                              100% of the principal amount on
                                              May 7, 2013), plus accrued and
                                              unpaid interest, including
                                              contingent interest, if any, up
                                              to, but not including, the date of
                                              redemption, payable in cash.

Repurchase of Notes at the Option of the
Holder..................................      You may require us to repurchase
                                              your notes on May 7, 2013 or May
                                              7, 2018 for a purchase price equal
                                              to 100% of the principal amount of
                                              the notes, plus accrued and unpaid
                                              interest, including contingent
                                              interest, if any, up to, but not
                                              including, the date of repurchase,
                                              payable in cash. See "Description
                                              of Notes--Repurchase of Notes at
                                              the Option of the Holder."

Change in Control.......................      When a change in control, as that
                                              term is defined in "Description of
                                              Notes--Right to Require Purchase
                                              of Notes upon a Change in
                                              Control," occurs, you will have
                                              the right to require us to
                                              repurchase your notes at a
                                              purchase price equal to 100% of
                                              the principal amount of the notes,
                                              plus accrued and unpaid interest,
                                              including contingent interest, if
                                              any, up to, but not including, the
                                              date of repurchase, payable in
                                              cash.

Global Note; Book-entry
System..................................      The notes are represented by one
                                              or more Global Notes in fully
                                              registered form, without coupons,
                                              deposited with a custodian for,
                                              and registered in the name of a
                                              nominee of, The Depository Trust
                                              Company, or DTC. Beneficial
                                              interests in the Global Notes will
                                              be shown on, and transfers of the
                                              Global Notes will be effected only
                                              through, records maintained by DTC
                                              and its participants. See
                                              "Description of Notes--Book-Entry
                                              System."

Trading.................................      The notes issued in the private
                                              placement are eligible for trading
                                              in The PORTAL(SM) Market. The
                                              notes sold using this prospectus,
                                              however, will no longer be
                                              eligible for trading in The
                                              PORTAL(SM) Market. We do not
                                              intend to list the notes on any
                                              other national securities exchange
                                              or automated quotation system. Our
                                              common stock is traded on the
                                              American Stock Exchange under the
                                              symbol "GW."

Use of Proceeds.........................      We will not receive any proceeds
                                              from the sale by any selling
                                              securityholder of the notes or our
                                              common stock issuable upon
                                              conversion of the notes.

Risk Factors............................      See "Risk Factors" and the other
                                              information in this prospectus for
                                              a discussion of factors you should
                                              carefully consider before deciding
                                              to invest in the notes and the
                                              common stock issuable upon
                                              conversion of the notes.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The ratio of our earnings to our fixed charges for each of the periods indicated is as follows:

THREE MONTHS
    ENDED                                   YEAR ENDED DECEMBER 31,
  MARCH 31,            ----------------------------------------------------------------------
    2003               2002             2001            2000             1999            1998
    ----               ----             ----            ----             ----            ----
 -                      -               5.62            0.60              -               -

         See "Ratio of Earnings to Fixed Charges" for more information regarding calculation of the ratios above.

                                   TAX SUMMARY

         We intend to treat the notes as contingent payment debt instruments for U.S. federal income tax purposes. Based on this treatment, in general, beneficial owners of the notes will be required to accrue interest income on the notes in the manner described in this prospectus, regardless of whether the beneficial owner uses the cash or accrual method of tax accounting. Beneficial owners will be required, in general, to accrue interest based on the rate at which we would issue a fixed rate, which we have determined to be 9% per annum, nonconvertible debt instrument with terms and conditions similar to the notes rather than at a lower rate based on the accruals of stated interest on the notes. Accordingly, beneficial owners of notes will be required to include in taxable income in each year an amount of interest that is in excess of the accruals of stated interest on the notes. Furthermore, upon a sale, purchase by us at your opinion, exchange, conversion or redemption of the notes, you will recognize gain or loss equal to the difference between your amount realized and your adjusted tax basis in the notes. The amount realized by you will include, in the case of a conversion, the fair market value of the stock you receive. Any gain on a sale, purchase by us at your opinion, exchange, conversion or redemption of the notes will be treated as ordinary interest income. You should consult your tax advisors as to the U.S. federal, state, local or other tax consequences of acquiring, owning and disposing of the notes, See "Certain U.S. Federal Income Tax Considerations."

                                  RISK FACTORS

         In considering whether to purchase the notes and our common stock issuable upon conversion of the notes, you should carefully consider all the information we have included and incorporated by reference in this prospectus. In particular, you should carefully consider the risk factors described below and other information contained or incorporated by reference in this prospectus. In addition, please read "Forward-Looking Statements," where we describe additional uncertainties associated with our business. The risks and uncertainties set forth below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business and results of operations.

                          RISKS RELATED TO OUR BUSINESS

OUR BUSINESS DEPENDS ON THE LEVEL OF ACTIVITY IN THE OIL AND GAS INDUSTRY IN THE MARKETS WHERE WE OPERATE, WHICH CAN BE ADVERSELY AFFECTED BY LOW OIL AND NATURAL GAS PRICES AND EXPECTATIONS OF LOW PRICES.

         As a supplier of land drilling services, our business depends on the level of drilling activity by oil and gas exploration and production companies operating in the geographic markets where we operate. The number of wells they choose to drill is strongly influenced by past trends in oil and natural gas prices, current prices, and their outlook for future oil and natural gas prices. Low oil and natural gas prices, or the perception among oil and gas companies that future prices are likely to decline, can materially and adversely affect us in many ways, including:

         -        our revenues, cash flows and earnings;

         - the fair market value of our rig fleet, which in turn could trigger a writedown of the carrying value of these assets for accounting purposes;

         -        our ability to maintain or increase our borrowing capacity;

         - our ability to obtain additional capital to finance our business and make acquisitions, and the cost of that capital; and

         - our ability to retain skilled rig personnel who we would need in the event of an increase in the demand for our services.

         Depending on the market prices of oil and natural gas, oil and gas exploration and production companies may cancel or curtail their drilling programs, thereby reducing demand for our services. Oil and natural gas prices have been volatile historically and, we believe, will continue to be so in the future. Many factors beyond our control affect oil and natural gas prices, including:

         -        weather conditions in the United States and elsewhere;

         -        economic conditions in the United States and elsewhere;

         -        actions by OPEC, the Organization of Petroleum Exporting
                  Countries;

         - political instability in the Middle East, Venezuela and other major producing regions;

         -        governmental regulations, both domestic and foreign;

         - the pace adopted by foreign governments for exploration of their national reserves; and

         -        the overall supply and demand for oil and natural gas.

AN ECONOMIC DOWNTURN MAY ADVERSELY AFFECT OUR BUSINESS.

         An economic downturn may cause reduced demand for petroleum-based products and natural gas. In addition, many oil and natural gas production companies often reduce or delay expenditures to reduce costs, which in turn may cause a reduction in the demand for our services during these periods. According to the Baker Hughes Rotary Rig Count, in July 2001, there were approximately 1,114 active land drilling rigs in the United States, and as of July 3, 2003, the number of active land drilling rigs had been reduced to 953. The number of active land drilling rigs may be indicative of demand for services such as those we provide. If the economic environment worsens, our business, financial condition and results of operations may be further adversely impacted.

WE OPERATE IN A HIGHLY COMPETITIVE, FRAGMENTED INDUSTRY IN WHICH PRICE COMPETITION IS INTENSE.

         The drilling contracts we compete for are usually awarded on the basis of competitive bids. We believe pricing and rig availability are the primary factors considered by our potential customers in determining which drilling contractor to select. We believe other factors are also important. Among those factors are:

         -        the type and condition of drilling rigs;

         -        the quality of service and experience of rig crews;

         - the safety record of the company and the particular drilling rig;

         -        the offering of ancillary services; and

         - the ability to provide drilling equipment adaptable to, and personnel familiar with, new technologies and drilling techniques.

         While we must generally be competitive in our pricing, our competitive strategy generally emphasizes the quality of our equipment, the safety record of our rigs and the experience of our rig crews to differentiate us from our competitors. This strategy is less effective during an industry downturn as lower demand for drilling services intensifies price competition and makes it more difficult for us to compete on the basis of factors other than price. In all of the markets in which we compete, an over supply of rigs can cause greater price competition.

         Contract drilling companies compete primarily on a regional basis, and the intensity of competition may vary significantly from region to region at any particular time. If demand for drilling services improves in a region where we operate, our competitors might respond by moving in suitable rigs from other regions. An influx of rigs from other regions could rapidly intensify competition and make any improvement in demand for drilling rigs short-lived.

WE FACE COMPETITION FROM COMPETITORS WITH GREATER RESOURCES.

         Some of our competitors have greater financial and human resources than do we. Their greater capabilities in these areas may enable them to:

         -        better withstand industry downturns;

         -        compete more effectively on the basis of price and technology;

         -        retain skilled rig personnel; and

         - build new rigs or acquire and refurbish existing rigs to be able to place rigs into service more quickly than we can in periods of high drilling demand.

OUR DRILLING OPERATIONS INVOLVE OPERATING HAZARDS WHICH IF NOT INSURED OR INDEMNIFIED AGAINST COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         Our operations are subject to the usual hazards inherent in the land drilling business including the risks of:

         -        blowouts;

         -        reservoir damage;

         -        loss of production;

         -        loss of well control;

         -        cratering;

         -        fires, pollution and explosions;

         -        collapse of the borehole;

         -        lost or stuck drill strings; and

         -        damage or loss from natural disasters.

         If these drilling hazards occur they can produce substantial liabilities to us which include:

         -        suspension of drilling operations;

         -        damage to the environment;

         - damage to, or destruction of, our property and equipment and that of others;

         -        personal injury and loss of life; and

         - damage to producing or potentially productive oil and natural gas formations through which we drill.

         We attempt to obtain indemnification from our customers by contract for certain of these risks under daywork contracts but are not always able to do so. We also seek to protect ourselves from some but not all operating hazards through insurance coverage. The indemnification we receive from our customers and our own insurance coverage may not, however, be sufficient to protect us against liability for all consequences of disasters, personal injury and property damage. Additionally, our insurance coverage generally provides that we bear a portion of the claim through substantial insurance coverage deductibles. We can offer no assurance that our insurance or indemnification arrangements will adequately protect us against liability from all of the hazards of our business. If we were to incur a significant liability for which we were not fully insured or indemnified it could have a material adverse effect on our financial position and results of operations.

         We believe that the cost of insurance has increased significantly for most companies in our industry in 2002-2003 compared to prior years. When we renew our current insurance policies, the premiums we pay may also increase substantially, which will increase our operating costs. Additionally, we may be unable to obtain or renew insurance coverage of the type and amount we desire at reasonable rates.

OUR OPERATIONS ARE SUBJECT TO ENVIRONMENTAL LAWS THAT MAY EXPOSE US TO LIABILITIES FOR NONCOMPLIANCE, WHICH MAY ADVERSELY AFFECT US.

         Many aspects of our operations are subject to domestic laws and regulations. For example, our drilling operations are typically subject to extensive and evolving laws and regulations governing:

         -        environmental quality;

         -        pollution control; and

         -        remediation of environmental contamination.

         Our operations are often conducted in or near ecologically sensitive areas, such as wetlands, which are subject to special protective measures and which may expose us to additional operating costs and liabilities for noncompliance with applicable laws. The handling of waste materials, some of which are classified as hazardous substances, is a necessary part of our operations. Consequently, our operations are subject to stringent regulations relating to protection of the environment and waste handling which may impose liability on us for our own noncompliance and, in addition, that of other parties without regard to whether we were negligent or otherwise at fault. Compliance with applicable laws and regulations may require us to incur significant expenses and capital expenditures which could have a material and adverse effect on our operations by increasing our expenses and limiting our future contract drilling opportunities.

WE HAVE HAD ONLY TWO PROFITABLE YEARS SINCE 1991.

         We have a history of losses with our only profitable years since 1991 being 1997 and 2001 in which we had net income of $10.2 million and $68.5 million, respectively. Whether we are able to be profitable in the future will depend on many factors, but primarily on the utilization rates for our rigs and the rates we charge for them.

UNEXPECTED COST OVERRUNS ON OUR TURNKEY AND FOOTAGE DRILLING JOBS COULD ADVERSELY AFFECT US.

         We have historically derived a significant portion of our revenues from turnkey and footage drilling contracts and we expect that they will continue to represent a significant component of our revenues. The occurrence of uninsured or under-insured losses or operating cost overruns on our turnkey and footage jobs could have a material adverse effect on our financial position and results of operations. Under a typical turnkey or footage drilling contract, we agree to drill a well for our customer to a specified depth and under specified conditions for a fixed price. We typically provide technical expertise and engineering services, as well as most of the equipment required for the drilling of turnkey and footage wells. We often subcontract for related services. Under typical turnkey drilling arrangements, we do not receive progress payments and are entitled to be paid by our customer only after we have performed the terms of the drilling contract in full. For these reasons, the risk to us under turnkey and footage drilling contracts is substantially greater than for wells drilled on a daywork basis because we must assume most of the risks associated with drilling operations that are generally assumed by our customer under a daywork contract. Although we attempt to obtain insurance coverage to reduce certain of the risks inherent in our turnkey and footage drilling operations, we can offer no assurance that adequate coverage will be obtained or will be available in the future.

OUR INDENTURES AND CREDIT AGREEMENTS MAY PROHIBIT US FROM PARTICIPATION IN CERTAIN TRANSACTIONS THAT WE MAY CONSIDER ADVANTAGEOUS.

         The indentures under which we issued our 8 7/8% Senior Notes contain restrictions on our ability and the ability of certain of our subsidiaries to engage in certain types of transactions. These restrictive covenants may adversely affect our ability to pursue business acquisitions. These include covenants which may prohibit or limit our ability to:

         -        incur additional indebtedness;

         -        pay dividends or make other restricted payments;

         -        repurchase our equity securities;

         -        sell material assets;

         -        grant or permit liens to exist on our assets;

         -        enter into sale and lease-back transactions;

         -        make certain investments;

         -        enter into transactions with related persons; and

         - engage in lines of business unrelated to our core land drilling business.

         Our credit facility also contains covenants restricting our ability and our subsidiaries' ability to undertake many of the same types of transactions, and when certain conditions are met, contains financial ratio covenants. They may also limit our ability to respond to changes in market conditions. Our ability to meet the financial ratio covenants of our credit agreement and indentures can be affected by events and conditions beyond our control and we may be unable to meet those tests.

         Our credit facility contains default terms that effectively cross default with the indentures covering our 8 7/8% Senior Notes. If we breach the covenants in the indentures it could cause our default under our 8 7/8% Senior Notes, and also under our credit agreement, and possibly under other then outstanding debt obligations owed by us or our subsidiaries. If the indebtedness under our credit facility or other indebtedness owed by us or our subsidiaries is more that $10.0 million and is not paid when due, or is accelerated by the holders of the debt, then an event of default under the indentures covering our 8 7/8% Senior Notes would occur. If circumstances arise in which we are in default under our various credit agreements, our cash and other assets may be insufficient to repay our indebtedness and that of our subsidiaries.

WE COULD BE ADVERSELY AFFECTED IF SHORTAGES OF EQUIPMENT, SUPPLIES OR PERSONNEL OCCUR.

         While we are not currently experiencing any shortages, from time to time there have been shortages of drilling equipment and supplies which we believe could reoccur. During periods of shortages, the cost and delivery times of equipment and supplies are substantially greater. In the past, in response to such shortages, we have entered into agreements with various suppliers and manufacturers that enabled us to reduce our exposure to price increases and supply shortages. Although we have formed many informal supply arrangements with equipment manufacturers and suppliers, we cannot assure you that we will be able to maintain existing arrangements. Shortages of drilling equipment or supplies could delay and adversely affect our ability to return to service our rigs held for future refurbishment and obtain contracts for our marketed rigs, which could have a material adverse effect on our financial condition and results of operations.

         Although we have not encountered material difficulty in hiring and retaining qualified rig crews, such shortages have occurred in the past in our industry. We may experience shortages of qualified personnel to operate our rigs, which could have a material adverse effect on our financial condition and results of operations.

                           RISKS RELATED TO THE NOTES

WE HAVE A SIGNIFICANT AMOUNT OF INDEBTEDNESS AND COULD INCUR ADDITIONAL INDEBTEDNESS, WHICH COULD MATERIALLY AND ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES AND OUR OTHER OUTSTANDING INDEBTEDNESS.

         We have now and will continue to have a significant amount of indebtedness. On March 31, 2003, after giving effect to the sale of the notes and the use of proceeds therefrom, we would have had total indebtedness of approximately $235.0 million in principal amount (of which $150.0 million in principal amount would have consisted of the notes and $85.0 million of 8 7/8% Senior Notes).

         Our substantial indebtedness could have important consequences to you and your investment in the notes and upon conversion, in our common stock. For example, it could:

         - make it more difficult for us to satisfy our obligations with respect to the notes;

         - increase our vulnerability to general adverse economic and industry conditions;

         - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

         - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

         - place us at a competitive disadvantage compared to our competitors that have less debt; and

         -        limit our ability to borrow additional funds.

         Neither the Indenture nor the terms of the notes limit our ability to incur additional indebtedness, including senior indebtedness, or to grant liens on our assets. We and our subsidiaries may incur substantial additional indebtedness and liens on our assets in the future.

TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

         Our operating activities provided net cash sufficient to pay our debt service obligations for the year ended December 31, 2002. However, we cannot assure you that we will be able to generate sufficient cash flow in the future. Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, regulatory and other factors that are beyond our control.

THE NOTES AND THE GUARANTEES ARE SENIOR UNSECURED OBLIGATIONS AND ARE EFFECTIVELY SUBORDINATED TO ALL OUR AND OUR SUBSIDIARIES' EXISTING AND FUTURE SECURED DEBT.

         The notes and the guarantees constitute senior indebtedness and rank equally with our 8 7/8% Senior Notes, the guarantees of the 8 7/8% Senior Notes and all of our unsecured and unsubordinated indebtedness and rank senior to our future subordinated indebtedness, if any. Substantially all of our assets and the assets of our subsidiaries, including our drilling equipment and the equity interests in our subsidiaries, are pledged as collateral under our credit facility. Our credit facility is also secured by our guarantees and the guarantees of our subsidiaries. The notes and the guarantees of the notes are effectively subordinated to all of our and our subsidiaries' existing and future secured indebtedness, including any future indebtedness incurred under our credit facility. As of July 9, 2003, we had the ability to borrow approximately $64.1 million under our credit facility (after reductions for undrawn outstanding standby letters of credit of $10.9 million). We are permitted to borrow substantial additional indebtedness, including senior debt, under the terms of the Indenture.

         In the event of any distribution or payment in any bankruptcy, liquidation, reorganization, dissolution or winding up of us or any guarantor, holders of our secured indebtedness and the secured indebtedness of our subsidiaries will have claims with respect to the assets securing that indebtedness that are prior to the claims of holders of the notes. Holders of the notes will participate ratably with all holders of our and our subsidiaries' unsecured indebtedness that is deemed to be of the same class as the notes and the guarantees of the notes, respectively, and potentially with all of our and our subsidiaries' general creditors, based upon the respective amounts owed to each holder or creditor, in our and our subsidiaries' remaining assets. If any of the foregoing events occur, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of our and our subsidiaries' secured indebtedness.

         In addition, the notes are effectively subordinated to the claims of all of the creditors, including trade creditors and tort claimants, of our subsidiaries. In the event of an insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of any of our subsidiaries that is not a subsidiary guarantor, creditors of such subsidiary generally will have the right to be paid in full before any distribution will be made to us or the holders of the notes. The capital stock of the subsidiary guarantors has been pledged to secure indebtedness under the credit facility.

WE ARE A HOLDING COMPANY, AND WE MAY NOT HAVE ACCESS TO THE CASH FLOW AND OTHER ASSETS OF OUR SUBSIDIARIES THAT MAY BE NEEDED TO MAKE PAYMENT ON THE NOTES.

         We currently conduct substantially all of our operations through our subsidiaries, and our operating income and cash flow are generated by our subsidiaries. As a result, distributions, loans or advances from our subsidiaries are the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries. If we are unable to obtain funds from our subsidiaries, we may not be able to pay interest or principal on the notes when due, or to redeem or repurchase the notes as required by the terms of the Indenture, and we may not be able to obtain the necessary funds from other sources.

THE SUBSIDIARY GUARANTEES COULD BE DEEMED FRAUDULENT CONVEYANCES UNDER CERTAIN CIRCUMSTANCES, AND A COURT MAY SUBORDINATE OR VOID THE SUBSIDIARY GUARANTEES.

         Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

         - received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

                  - was insolvent or rendered insolvent by reason of such incurrence; or

                  - was engaged in a business or transaction for which the subsidiary guarantor's remaining assets constituted unreasonably small capital; or

                  - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

         Among other things, a legal challenge of a guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the subsidiary guarantor as a result of our issuance of the notes. The Indenture contains a savings clause, which generally will limit the obligations of each subsidiary guarantor under its guarantee to the maximum amount as will, after giving effect to all of the liabilities of that subsidiary guarantor, result in such obligations not constituting a fraudulent conveyance. To the extent a guarantee of any subsidiary guarantor was avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the notes would cease to have any claim against that subsidiary guarantor (and could be required to return payments received from that guarantor) and would be our creditors and the creditor of any subsidiary guarantor whose guarantee was not avoided or held unenforceable. In such event, the claims of the holders of the notes against the issuer of an invalid guarantee would be subject to the prior payment of all liabilities of such subsidiary guarantor. After providing for all prior claims, there may not be available sufficient assets to satisfy the claims of the holders of the notes relating to any avoided portions of any of the guarantees. In addition, any payment by that subsidiary guarantor pursuant to its guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of the creditors of the subsidiary guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

         - the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

         - the present fair saleable value of its assets were less than the amount that would be required to pay its probable liabilities, including contingent liabilities, on its existing debts, as they become absolute and mature; or

         -        it could not pay its debts as they become due.

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE IN CONTROL PURCHASE OPTION OR THE PURCHASE AT THE OPTION OF THE HOLDER PROVISIONS OF THE INDENTURE.

         Upon the occurrence of a change in control or on May 7, 2013 and May 7, 2018, holders of the notes may require us to repurchase their notes. However, it is possible that we may not have sufficient funds available at the time of any such events to make the required repurchases.

         The source of funds for any repurchase required as a result of any such events will be our available cash or cash generated from operating activities or other sources, including borrowings, sales of assets, sales of equity or funds provided by a new controlling entity. Sufficient funds may not be available at the time of any such events to make any required repurchases of the notes tendered. Furthermore, the use of available cash to fund the repurchase of the notes may impair our ability to obtain additional financing in the future.

OUR REPORTED EARNINGS PER SHARE MAY BE MORE VOLATILE BECAUSE OF THE CONVERSION CONTINGENCY PROVISION OF THE NOTES.

         Holders of the notes may convert the notes into our common stock:

         - during any calendar quarter commencing after June 30, 2003, if the closing sale price per share of our common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter preceding the quarter in which the conversion occurs, is more than 110% of the conversion price per share on that 30th trading day;

         -        if we have called the notes for redemption;

         - during any period after June 30, 2003 in which the credit ratings assigned to the notes by both Moody's and S&P are reduced below B1 and B+, respectively;

         - if after June 30, 2003 neither Moody's nor S&P is rating the notes;

         - during the five trading day period immediately following any nine consecutive trading day period in which the average trading price per $1,000 principal amount of the notes for each day of such period was less than 95% of the product of the closing sale price per share of our common stock on that day multiplied by the number of shares of our common stock issuable upon conversion of $1,000 principal amount of the notes; or

         -        upon the occurrence of specified corporate transactions.

Until one of these contingencies is met, the shares underlying the notes are not included in the calculation of basic or diluted earnings per share. Should one of these contingencies be met, earnings per share could decrease, depending on the level of net income, as a result of the inclusion of the underlying shares in the earnings per share calculation. Volatility in our stock price could cause this condition to be met in one quarter and not in a subsequent quarter, increasing the volatility of diluted earnings per share.

YOU SHOULD CONSIDER THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF OWNING NOTES.

         We intend to treat the notes as contingent payment debt instruments for U.S. federal income tax purposes. As a result of such treatment, you will be required to include amounts in income, as ordinary income, in advance of the receipt of the cash or other property attributable thereto. The amount of interest income required to be included by you for each year will be in excess of the stated interest that accrues on the notes. You will recognize gain or loss on the sale, purchase by us at your option, exchange, conversion or redemption of a note in an amount equal to the difference between the amount realized on the sale, purchase by us at your option, exchange, conversion or redemption, including the fair market value of any of our common stock received upon conversion, and your adjusted tax basis in the note. Any gain recognized by you on the sale, purchase by us at your option, exchange, conversion or redemption of a note generally will be ordinary interest income, any loss will be ordinary loss to the extent of the interest previously included in income, and thereafter, capital loss. Certain material U.S. federal income tax consequences of ownership of the notes are summarized in this prospectus under the heading "Certain U.S. Federal Income Tax Considerations."

WE EXPECT THAT THE TRADING VALUE OF THE NOTES WILL BE SIGNIFICANTLY AFFECTED BY THE PRICE OF OUR COMMON STOCK AND OTHER FACTORS.

         The market price of the notes is expected to be significantly affected by the market price of our common stock. This may result in greater volatility in the trading value of the notes than would be expected for nonconvertible debt securities. In addition, the notes have a number of features, including conditions to conversion, which, if not met, could result in a holder receiving less than the value of our common stock into which a note would otherwise be convertible. These features could adversely affect the value and the trading prices for the notes.

AN ACTIVE TRADING MARKET FOR THE NOTES MAY NOT DEVELOP.

         The notes issued in the private placement are eligible for trading in the The PORTAL(SM) Market of the National Association of Securities Dealers, Inc. The notes sold using this prospectus, however, will no longer be eligible for trading in The PORTAL(SM) Market. We do not intend to list the notes on any other national securities exchange or automated quoting system. We cannot assure you that an active trading market for the notes will develop or be sustained. To the extent that an active trading market does not develop, the liquidity and trading prices for the notes may be harmed. The notes may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the price of our shares of common stock, our performance and other factors.

                        RISKS RELATED TO OUR COMMON STOCK

OUR INDENTURES AND CREDIT AGREEMENT RESTRICT OUR ABILITY TO PAY DIVIDENDS.

         We have never declared a cash dividend on our common stock and do not expect to pay cash dividends on our common stock for the foreseeable future. We expect that all cash flow generated from our operations in the foreseeable future will be retained and used to develop or expand our business, pay debt service and reduce outstanding indebtedness. Furthermore, the terms of our credit facility prohibit the payment of dividends without the prior written consent of the lenders and the terms of the indentures under which our 8 7/8% Senior Notes are issued also restrict our ability to pay dividends under certain conditions.

CERTAIN PROVISIONS OF OUR ORGANIZATIONAL DOCUMENTS, SECURITIES, AND CREDIT AGREEMENT HAVE ANTI-TAKEOVER EFFECTS WHICH MAY PREVENT OUR SHAREHOLDERS FROM RECEIVING THE MAXIMUM VALUE FOR THEIR SHARES.

         Our articles of incorporation, bylaws, securities, and credit agreement contain certain provisions that may delay or prevent entirely a change of control transaction not supported by our board of directors, or which may have that general effect. These measures include:

         - classification of our board of directors into three classes, with each class serving a staggered three year term;

         - giving our board of directors the exclusive authority to adopt, amend or repeal our bylaws and thus prohibiting shareholders from doing so;

         - requiring our shareholders to give advance notice of their intent to submit a proposal at the annual meeting; and

         - limiting the ability of our shareholders to call a special meeting and act by written consent.

         Additionally, the indentures under which the notes and our 8 7/8% Senior Notes are issued require us to offer to repurchase the notes and 8 7/8% Senior Notes then outstanding at a purchase price equal to 100% and 101%, respectively, of the principal amount plus accrued and unpaid interest to the date of purchase in the event that we become subject to a change of control, as defined in the indentures. This feature of the indentures could also have the effect of discouraging potentially attractive change of control offers.

         Furthermore, we have adopted a shareholder rights plan which may have the effect of impeding a hostile attempt to acquire control of us.

LARGE AMOUNTS OF OUR COMMON STOCK MAY BE RESOLD INTO THE MARKET IN THE FUTURE WHICH COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP SIGNIFICANTLY, EVEN IF OUR BUSINESS IS DOING WELL.

         As of July 9, 2003, 181,222,031 shares of our common stock were issued and outstanding. In addition, as of July 9, 2003, we had issued options to purchase approximately 10.7 million shares of common stock, of which options to acquire approximately 5.5 million shares of common stock are currently exercisable. The market price of our common stock could drop significantly if future sales of substantial amounts of our common stock occur, or if the perception exists that substantial sales may occur.

                       WHERE YOU CAN FIND MORE INFORMATION

         This prospectus constitutes a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement. You should refer to the registration statement and its related exhibits and schedules for further information about our company and the shares offered in this prospectus. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of that document filed as an exhibit to the registration statement or otherwise filed with the SEC, and each such statement is qualified by this reference. The registration statement and its exhibits and schedules are on file at the offices of the SEC and may be inspected without charge.

         We file annual, quarterly, and special reports, proxy statements and other information with the Securities and Exchange Commission. You can read and copy any materials we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.

         We are incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we close this offering:

         - our annual report on Form 10-K for the year ended December 31, 2002;

         -        our quarterly report on Form 10-Q for the quarter ended March
                  31, 2003;

         -        our current report on Form 8-K filed on May 2, 2003;

         -        our current report on Form 8-K filed on May 8, 2003;

         - the description of our common stock contained in our current report on Form 8-K dated October 6, 1997; and

         - the description of our preferred stock purchase rights contained in our registration statement on Form 8-A/A filed with the SEC on October 9, 1998.

         You may request a copy of these filings, which we will provide to you at no cost, by writing or telephoning us at the following address and telephone number:

                                 Grey Wolf, Inc.
                        10370 Richmond Avenue, Suite 600
                              Houston, Texas 77042
                                 (713) 435-6100
                          Attention: Investor Relations

                           FORWARD-LOOKING STATEMENTS

         This prospectus, including the information we incorporate by reference, contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included, or incorporated by reference, in this prospectus are forward-looking statements, including statements regarding the following:

         -        business strategy;

         -        demand for our services;

         -        2003 rig activity and financial results;

         -        reactivation and cost of reactivation of non-marketed rigs;

         -        projected dayrates and operating margins per rig day;

         -        rigs expected to be engaged in turnkey and footage operations;

         -        projected annual tax benefit rate;

         -        wage rates and retention of employees;

         -        sufficiency of our capital resources and liquidity; and

         -        depreciation and capital expenditures in 2003.

         Although we believe the forward-looking statements are reasonable, we cannot assure you that these statements will prove to be correct. We have based these statements on assumptions and analyses in light of our experience and perception of historical trends, current conditions, expected future development and other factors we believe were appropriate when the statements were made. In addition to those risks described under "Risk Factors" and in our SEC filings incorporated by reference in this prospectus, other factors that could cause actual results to differ materially from our expectations include:

         -        fluctuations in prices and demand for oil and natural gas;

         - fluctuations in levels of oil and natural gas exploration and development activities;

         - fluctuations in the demand for contract land drilling services;

         -        the existence and competitive responses of our competitors;

         -        uninsured or underinsured casualty losses;

         -        technological changes and developments in the industry;

         - the existence of operating risks inherent in the contract land drilling industry;

         -        U.S. and global economic conditions;

         -        the availability and terms of insurance coverage;

         -        the ability to attract and retain qualified personnel;

         - unforeseen operating costs such as costs for environmental remediation and turnkey and footage cost overruns; and

         -        weather conditions.

         Our forward-looking statements speak only as of the date specified in such statements or, if no date is stated, as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this prospectus to reflect any change in our expectations or with regard to any change in events, conditions or circumstances on which our forward-looking statements are based.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale by any selling securityholder of the notes or our common stock issuable upon conversion of the notes.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The ratio of our earnings to our fixed charges for each of the periods indicated is as follows:

THREE MONTHS
   ENDED                                           YEAR ENDED DECEMBER 31,
 MARCH 31,       -----------------------------------------------------------------------------------------------
  2003                 2002                 2001                 2000                 1999                  1998
------------           ----                 ----                 ----                 ----                  ----
    -                   -                   5.62                 0.60                  -                      -

         For these ratios, earnings consist of income from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance expense and the original issue discount. For the three months ended March 31, 2003 and the years ending December 31, 2002, 1999 and 1998, earnings were insufficient to cover fixed charges by $8.1 million, $5.8 million, $32.8 million, and $89.5 million, respectively. There was no preferred stock outstanding for any of the periods shown above.

                           PRICE RANGE OF COMMON STOCK

         Our common stock is listed and traded on the American Stock Exchange ("AMEX") under the symbol "GW." The following table sets forth the high and low closing prices of our common stock on the AMEX for the periods indicated.

                                                                                            HIGH                LOW
                                                                                            ----                ---
YEAR ENDED DECEMBER 31, 2003:

         Quarter ended March 31, 2003...............................................        $4.50              $3.50
         Quarter ended June 30, 2003................................................         4.96               3.88
         Quarter ended September 30, 2003 (through July 9, 2003)....................         4.19               3.92

YEAR ENDED DECEMBER 31, 2002:

         Quarter ended March 31, 2002...............................................         4.07               2.69
         Quarter ended June 30, 2002................................................         5.01               3.72
         Quarter ended September 30, 2002...........................................         4.08               2.78
         Quarter ended December 31, 2002............................................         4.42               3.15

YEAR ENDED DECEMBER 31, 2001:

         Quarter ended March 31, 2001...............................................         6.96               5.06
         Quarter ended June 30, 2001................................................         6.87               3.77
         Quarter ended September 30, 2001...........................................         3.73               1.75
         Quarter ended December 31, 2001............................................         3.31               1.76

         On July 9, 2003, the closing price of our common stock on the AMEX was $3.95 per share.

                                 DIVIDEND POLICY

         We have never declared or paid cash dividends on our common stock and do not expect to pay cash dividends in 2003 or for the foreseeable future. We anticipate that all cash flow generated from operations in the foreseeable future will be retained and used to develop or expand our business, pay debt service and reduce outstanding indebtedness. Any future payment of cash dividends will depend upon our results of operations, financial condition, cash requirements and other factors deemed relevant by our board of directors.

         The terms of our credit facility prohibit the payment of dividends without the prior written consent of the lenders. The terms of the indentures under which our 8 7/8% Senior Notes are issued also restrict our ability to pay dividends under certain conditions.

                              DESCRIPTION OF NOTES

         We issued the notes under an indenture between Grey Wolf, Inc., the guarantors and JPMorgan Chase Bank, as Trustee, as supplemented by the Supplemental Indenture dated as of May 22, 2003 (collectively, the "Indenture"). The following description is only a summary of the material provisions of the notes, the related Indenture and the registration rights agreement. We urge you to read the Indenture, the notes and the registration rights agreement in their entirety because they, and not this description, define your rights as holders of the notes. You may request copies of these documents at our address shown under the caption "Where You Can Find More Information." For purposes of this section, references to "we," "us," "our" and "Grey Wolf" include only Grey Wolf, Inc. and not its subsidiaries.

GENERAL

         We issued the notes in an aggregate principal amount of $150,000,000. The notes are our unsecured senior obligations, guaranteed by all of our wholly-owned domestic subsidiaries and any other subsidiaries that guarantee any of our indebtedness or the indebtedness of the guarantors. The notes will mature on May 7, 2023, unless earlier redeemed at our option as described under "--Optional Redemption of the Notes," repurchased by us at a holder's option on certain dates as described under "--Repurchase of Notes at the Option of the Holder" or repurchased by us at a holder's option upon a change in control of Grey Wolf as described under "--Right to Require Purchase of Notes upon a Change in Control." The notes are convertible into shares of our common stock as described under "--Conversion Rights."

         Interest on the notes accrues at the rate of 3.75% per annum and is payable semiannually in arrears on May 7 and November 7 of each year, commencing on November 7, 2003. We will make each interest payment to the holders of record of the notes on the immediately preceding April 22 and October 22, whether or not this day is a business day. Interest payable upon redemption will be paid to the person to whom principal is payable. Interest on the notes is computed on the basis of a 360-day year comprised of twelve 30-day months. We will pay the principal of, and interest (including contingent interest, if any) on, the notes at the office or agency maintained by us in the Borough of Manhattan in New York City. Holders may register the transfer of their notes at the same location. We reserve the right to pay interest to holders of the notes by check mailed to the holders at their registered addresses. However, a holder of notes with an aggregate principal amount in excess of $1,000,000 will be paid by wire transfer in immediately available funds. Except under the limited circumstances described below, the notes will be issued only in fully registered book-entry form, without coupons, and will be represented by one or more Global Notes. There will be no service charge for any registration of transfer or exchange of notes. We may, however, require holders to pay a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

         The Indenture does not contain any restriction on the payment of dividends, the incurrence of indebtedness or the repurchase of our securities, and does not contain any financial covenants. Other than as described under "--Right to Require Purchase of Notes upon a Change in Control," the Indenture contains no covenants or other provisions that afford protection to holders of notes in the event of a highly leveraged transaction.

         We currently conduct our operations through our subsidiaries, and our operating income and cash flow are generated by our subsidiaries. As a result, distributions or advances from our subsidiaries are the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the notes.

GUARANTEES OF NOTES

         Each guarantor unconditionally guarantees, jointly and severally (the "Guarantees"), to each holder and the Trustee, the full and prompt performance of our obligations under the Indenture and the notes, including the payment of principal of, and premium, if any, and interest (including contingent interest) on the notes pursuant to its guarantee. If any subsidiary of ours that is not an initial guarantor guarantees any of our indebtedness or indebtedness of the guarantors at any time in the future, then we will cause the notes to be equally and ratably guaranteed by such subsidiary. In addition, we will cause each subsidiary that is required to become a guarantor to execute and deliver a supplement to the Indenture pursuant to which such subsidiary will guarantee the payment of the notes on the same terms and conditions as the Guarantees by the initial guarantors.

         The obligations of each guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor and after giving effect to any collections from or payments made by or on behalf of any other guarantor in respect of the obligations of such other guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law or otherwise not being void, voidable or unenforceable under any bankruptcy, reorganization, receivership, insolvency, liquidation or other similar legislation or legal principles under any applicable foreign law. Each guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other guarantor in a pro rata amount based on the adjusted net assets of each guarantor.

         Each guarantor may consolidate with or merge into or sell or otherwise dispose of all or substantially all of its property and assets to us or another guarantor without limitation, except to the extent any such transaction is subject to the "Consolidation, Merger and Sale of Assets" covenant of the Indenture. Each guarantor may consolidate with or merge into or sell all or substantially all of its property and assets to a person other than Grey Wolf or another guarantor (whether or not affiliated with the guarantor), provided that
(a) if the surviving person is not the guarantor, the surviving person agrees to assume such guarantor's Guarantee and all its obligations pursuant to the Indenture (except to the extent the following paragraph would result in the release of such guarantee) and (b) such transaction does not result in a default or event of default under the Indenture being in existence or continuing immediately thereafter.

         Upon the sale or other disposition (by merger or otherwise) of a guarantor (or all or substantially all of its property and assets) to a person other than Grey Wolf or another guarantor and pursuant to a transaction that is otherwise in compliance with the Indenture, or upon the dissolution of a guarantor, such guarantor (unless it otherwise remains a subsidiary) will be deemed released from its Guarantee and the related obligations set forth in the Indenture; provided that any such termination will occur only to the extent that all obligations of such guarantor under all of its guarantees of and under all of its pledges of assets or other security interest which secure, other indebtedness of Grey Wolf or any other subsidiary will also terminate or be released upon such sale or other disposition.

RANKING OF NOTES AND GUARANTEES

         The notes constitute our senior unsecured indebtedness and rank equally in right of payment with all of our other unsubordinated indebtedness, including our outstanding 8 7/8% Senior Notes, and rank senior in right of payment to all of our future subordinated indebtedness. The notes and the Guarantees are effectively subordinated to our and our subsidiaries' secured indebtedness with respect to the assets securing that indebtedness.

         The Guarantees are senior unsecured obligations of each guarantor and rank equal in right of payment with such guarantor's guarantee of the 8 7/8% Senior Notes and all other indebtedness and liabilities of such guarantor that are unsecured and not subordinated by their terms to other indebtedness of that guarantor, and senior in right of payment to all subordinated indebtedness of that guarantor.

         Substantially all of our assets and the assets of our subsidiaries, including our drilling equipment and the equity interests in our subsidiaries, are collateral for first priority liens securing our credit facility. The holders of secured indebtedness of Grey Wolf and the guarantors (including indebtedness under our credit facility), will have claims with respect to the assets constituting collateral for such indebtedness that are prior to claims of holders of the notes and the Trustee. In the event of a default on the notes or the Guarantees, or a bankruptcy, liquidation or reorganization of Grey Wolf or any guarantors, such assets will be available to satisfy obligations with respect to the indebtedness secured by such assets before any payment from such assets could be made on the notes or the Guarantees. To the extent that the value of such collateral is not sufficient to satisfy the indebtedness secured thereby, amounts remaining outstanding on such indebtedness would be entitled to share with the holders of the notes and the Trustee and their claims with respect to any other assets of Grey Wolf and the guarantors. At July 9, 2003, we and the guarantors had no secured indebtedness outstanding. At that same date, we and the guarantors had undrawn standby letters of credit for $10.9 million outstanding under our credit facility and the ability to borrow up to $64.1 million under that facility.

         The notes are effectively subordinated to claims of creditors (other than Grey Wolf) of our subsidiaries other than the guarantors. Claims of creditors (other than Grey Wolf) of such subsidiaries, including trade creditors, tort claimants, secured creditors, taxing authorities and creditors holding guarantees, will generally have priority as to assets of such subsidiaries over the claims and equity interest of Grey Wolf and, thereby indirectly, the holders of our indebtedness, including the notes and the Guarantees.

CONTINGENT INTEREST

         We will pay contingent interest during any six-month period, from May 7 to November 6 and from November 7 to May 6, with the initial six-month period commencing May 7, 2008, if the average trading price of the notes per $1,000 principal amount for the five trading day period ending on the third trading day immediately preceding the first day of the applicable six-month period equals $1,200 or more. The average trading price of the notes shall be determined no later than the second trading day immediately preceding the first day of the applicable six-month period by the conversion agent acting as calculation agent in the manner set forth in the definition of "trading price" under "--Conversion Rights; Conversion Upon Satisfaction of Trading Price Condition." During any period when contingent interest is payable, it will be payable at a rate equal to 0.50% per annum. We will pay contingent interest, if any, in the same manner as we will pay interest as described above under "--General."

CONVERSION RIGHTS

         A holder may convert any outstanding notes into shares of our common stock at an initial conversion price per share of $6.45. This represents a conversion rate of approximately 155.0388 shares per $1,000 principal amount at maturity of the notes. The conversion price (and resulting conversion rate) is, however, subject to adjustment as described below. A holder may convert notes only in denominations of $1,000 and integral multiples of $1,000.

General

         Holders may surrender notes for conversion into shares of our common stock prior to the maturity date in the following circumstances:

         - during any calendar quarter commencing after June 30, 2003, if the closing sale price per share of our common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter preceding the quarter in which the conversion occurs is more than 110% of the conversion price per share on that 30th trading day;

         -        if we have called the notes for redemption;

         - during any period after June 30, 2003 in which the credit ratings assigned to the notes by both Moody's and S&P are reduced below B1 and B+, respectively;

         - if after June 30, 2003 neither Moody's nor S&P is rating the notes;

         - during the five trading day period immediately following any nine consecutive trading day period in which the trading price per $1,000 principal amount of the notes for each day of such period was less than 95% of the product of the closing sale price per share of our common stock on that day multiplied by the number of shares of our common stock issuable upon conversion of $1,000 principal amount of the notes; or

         -        upon the occurrence of specified corporate transactions.

Conversion Upon Satisfaction of Market Price Condition

         A holder may surrender any of its notes for conversion into shares of our common stock during any quarter commencing after June 30, 2003 if the closing sale price of our common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding quarter, exceeds 110% of the conversion price per share on that 30th trading day. The conversion agent, which will initially be the Trustee, will determine on our behalf at the end of each quarter whether the notes are convertible as a result of the market price of our common stock.

Conversion Upon Credit Rating Event

         A holder may surrender any of its notes for conversion into shares of our common stock during any period after June 30, 2003 in which the credit ratings assigned to the notes by both Moody's and S&P are reduced below B1 and B+, respectively, or if after June 30, 2003 neither rating agency is rating the notes.

Conversion Upon Notice of Redemption

         A holder may surrender for conversion any note called for redemption at any time prior to the close of business on the day that is two business days prior to the redemption date, even if the notes are not otherwise convertible at such time.

Conversion Upon Satisfaction of Trading Price Condition

         A holder may surrender any of its notes for conversion into shares of our common stock during the five trading day period immediately following any nine consecutive trading day period in which the trading price per $1,000 principal amount of the notes (as determined following a request by a holder of the notes in accordance with the procedures described below) for each day of such period was less than 95% of the product of the closing sale price per share of our common stock on that day multiplied by the number of shares issuable upon conversion of $1,000 principal amount of the notes; provided, however, that if, on the date of any conversion pursuant to this 95% price condition, the closing sale price per share of our common stock is greater than the conversion price, then a holder surrendering notes for such conversion will receive, in lieu of a number of shares of our common stock based on the conversion price, cash or common stock or a combination of both, at our option, with a value equal to the principal amount of such holder's notes so surrendered as of the conversion date (which we refer to as a principal value conversion). If a holder surrenders its notes for such conversion, we will notify such holder by the second trading day following the date of conversion whether we will pay such holder in cash, our common stock or a combination of cash and our common stock, and in what percentage. Any shares of our common stock delivered will be valued at the greater of (x) the conversion price on the conversion date and (y) the closing sale price of our common stock on the third trading day after the conversion date. We will pay such holder any portion of the principal amount of such holder's notes so surrendered to be paid in cash on the third trading day after the conversion date. With respect to any portion of the sum of the principal amount of such holder's notes so surrendered to be paid in shares of our common stock, we will deliver the shares to such holder on the fourth trading day following the conversion date.

         The "trading price" of the notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of notes obtained by the conversion agent for $5,000,000 principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, provided that if at least three such bids cannot reasonably be obtained by the conversion agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the conversion agent, this one bid shall be used. If the conversion agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the notes from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price of the notes will be determined in good faith by the conversion agent acting as calculation agent taking into account in such determination such factors as it, in its sole discretion after consultation with us, deems appropriate. Other than in connection with a determination of whether contingent interest shall be payable, the conversion agent shall have no obligation to determine the trading price of the notes unless we have requested such determination; and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price of the notes is less than 95% of the product of the closing sale price of our common stock and the number of shares issuable upon conversion of $1,000 principal amount of the notes; at which time, we shall instruct the conversion agent to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price is greater than or equal to 95% of the product of the closing sale price of our common stock and the number of shares of our common stock issuable upon conversion of $1,000 principal amount of the notes.

Conversion Upon Specified Corporate Transactions

         If we elect to:

         - distribute to all holders of our common stock any rights, warrants or options entitling them to subscribe for or purchase, for a period expiring within 60 days of the date of distribution, shares of our common stock at less than the then current market price; or

         - distribute to all holders of shares of our common stock any assets, debt securities or certain rights to purchase our securities, which distribution has a per share value exceeding 10% of the closing price of our common stock on the day preceding the declaration date for such distribution, unless the holders of the notes may participate in the transaction on a basis and with notice that our board of directors determines to be fair and reasonable, we must notify the holders of notes at least 20 days prior to the ex-dividend date for any such distribution. Once we have given such notice, holders may surrender their notes for conversion until the earlier of the close of business on the business day prior to the ex-dividend date or our announcement that such distribution will not take place. This provision shall not apply if the holder of a note otherwise participates in the distribution without conversion.

         In addition, if we are a party to a consolidation, merger, share exchange, sale of all or substantially all of our assets or other similar transaction, in each case pursuant to which the shares of our common stock would be converted into cash, securities or other property, a holder may surrender its notes for conversion at any time from and after the date which is 15 business days prior to the anticipated effective date of such transaction until and including the date which is two business days before the actual date of such transaction. If we are a party to a consolidation, merger, share exchange, sale of all or substantially all of our assets or other similar transaction, in each case pursuant to which the shares of our common stock are converted into cash, securities or other property, then at the effective time of the transaction, a holder's right to convert its notes into shares of our common stock will be changed into a right to convert such notes into the kind and amount of cash, securities and other property that such holder would have received if such holder had converted such notes immediately prior to the transaction. If the transaction also constitutes a change in control, such holder can require us to repurchase all or a portion of its notes as described under "--Right to Require Purchase of Notes upon a Change in Control."

         If a holder of a note has delivered notice of its election to have such note repurchased at the option of such holder or as a result of a change in control, such note may be converted only if the notice of election is withdrawn as described, respectively, under "--Repurchase of Notes at the Option of the Holder" or "--Right to Require Purchase of Notes upon a Change in Control."

         We will adjust the conversion price if (without duplication):

                  (1) we issue to all holders of shares of our common stock additional shares of common stock or other capital stock as a dividend or distribution on our common stock;

                  (2) we subdivide, combine or reclassify our common stock;

                  (3) we issue to all holders of our common stock any rights, warrants or options entitling them to subscribe for or purchase shares of our common stock for a period expiring not later than 60 days after the applicable record date for the distribution at a per share price that is less than the then current market price; provided that no adjustment will be made if holders of the notes may participate in the transaction on a basis and with notice that our board of directors determines to be fair and appropriate;

                  (4) we distribute to all holders of our common stock evidences of our indebtedness, shares of capital stock (other than shares of our common stock), securities, cash, property, rights, warrants or options, excluding:

                  - those rights, warrants or options referred to in clause (3) above;

                  - any dividend or distribution paid exclusively in cash not referred to below; and

                  -        any dividend or distribution referred to in clause
                           (1) above;

                  (5) we make a cash distribution to all holders of shares of our common stock that together with all other all-cash distributions and consideration payable in respect of any tender or exchange offer by us or one of our subsidiaries for shares made within the preceding 12 months exceeds 5% of our aggregate market capitalization on the date of the declaration of the distribution; or

                  (6) during any twelve-month period we complete a repurchase (including by way of a tender offer (other than an odd lot tender)) of shares of our common stock which involves an aggregate consideration that, together with:

                  - any cash and other consideration payable in respect of any tender or exchange offer by us or one of our subsidiaries for shares of our common stock concluded within the preceding 12 months; and

                  - the amount of any all-cash distributions to all holders of our common stock made within the preceding 12 months;

         exceeds 5% of our aggregate market capitalization on the expiration of the tender or exchange offer.

         If the rights provided for in our rights agreement dated as of September 21, 1998, as amended, have separated from our common stock in accordance with the provisions of the rights agreement so that the holders of the notes would not be entitled to receive any rights in respect of our common stock issuable upon conversion of the notes, the conversion price will be adjusted as provided in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of the rights. In lieu of any such adjustment, we may amend our rights agreement to provide that upon conversion of the notes the holders will receive, in addition to our common stock issuable upon such conversion, the rights which would have attached to such shares of our common stock if the rights had not become separated from our common stock under our rights agreement. See "Description of Capital Stock--Anti-takeover Defenses; Preferred Stock Purchase Rights." To the extent that we adopt any future rights plan, upon conversion of the notes into our common stock, you will receive, in addition to our common stock, the rights under the future rights plan whether or not the rights have separated from our common stock at the time of conversion and no adjustment to the conversion price will be made in accordance with clause
(4) above.

         The applicable conversion price will not be adjusted:

         - upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

         - upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of Grey Wolf; or

         - upon the issuance of any shares of our common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the notes were first issued.

         The conversion price will not be adjusted until adjustments amount to 1% or more of the conversion price as last adjusted. We will carry forward any adjustment we do not make and will include it in any future adjustment.

         We will not issue fractional shares of common stock to a holder who converts a note. In lieu of issuing fractional shares, we will pay cash based upon the closing sale price of our common stock on the date of conversion.

         Except as described in this paragraph, no holder of notes will be entitled, upon conversion of the notes, to any actual payment or adjustment on account of accrued and unpaid interest, including contingent interest, if any, or on account of dividends on shares issued in connection with the conversion. If any holder surrenders a note for conversion between the close of business on any record date for the payment of an installment of interest (including any contingent interest, if any) and the opening of business on the related interest payment date the holder must deliver payment to us of an amount equal to the interest payable on the interest payment date (including any contingent interest, if any) on the principal amount to be converted together with the note being surrendered. The foregoing sentence shall not apply to notes called for redemption on a redemption date within the period between and including the record date and the interest payment date.

         If we make a distribution of property to our shareholders which would be taxable to them as a dividend for federal income tax purposes and the conversion price of the notes is decreased, this decrease may be deemed to be the receipt of taxable income by holders of the notes.

         We may from time to time reduce the conversion price if our board of directors determines that this reduction would be in the best interests of Grey Wolf. Any such determination by our board of directors will be conclusive. Any such reduction in the conversion price must remain in effect for at least 20 trading days. In addition, we may from time to time reduce the conversion price if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any stock or rights distribution on our common stock.

OPTIONAL REDEMPTION OF THE NOTES

         Prior to May 14, 2008, we cannot redeem the notes. Beginning on May 14, 2008, we may redeem the notes, in whole at any time, or in part from time to time, for cash at the redemption prices (expressed in percentages of principal amount) opposite the redemption periods set forth below, plus accrued and unpaid interest, including contingent interest, if any, up to but not including the date of redemption:

    REDEMPTION                                                                                         REDEMPTION
      PERIOD                                                                                             PRICE
--------------------                                                                               -------------------
May 14, 2008 through May 6, 2009..............................................................          101.88%
May 7, 2009 through May 6, 2010...............................................................          101.50%
May 7, 2010 through May 6, 2011...............................................................          101.13%
May 7, 2011 through May 6, 2012...............................................................          100.75%
May 7, 2012 through May 6, 2013...............................................................          100.38%
May 7, 2013 and thereafter....................................................................          100.00%

         We will give not less than 20 days' nor more than 60 days' notice of redemption by mail to holders of the notes. If we opt to redeem less than all of the notes at any time, the Trustee will select or cause to be selected the notes to be redeemed by any method that it deems fair and appropriate. In the event of a partial redemption, the Trustee may provide for selection for redemption of portions of the principal amount of any note of a denomination larger than $1,000.

REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER

         You have the right to require us to repurchase all or a portion of the notes on May 7 of 2013 and 2018. We will repurchase the notes for an amount of cash equal to 100% of the principal amount of the notes on the date of repurchase, plus accrued and unpaid interest (including contingent interest, if any) up to, but not including, the date of repurchase. To exercise the repurchase right, the holder of a note must deliver, during the period beginning at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the business day before the repurchase date, a written notice to us and the Trustee of such holder's exercise of the repurchase right. This notice must be accompanied by certificates evidencing the note or notes with respect to which the right is being exercised, duly endorsed for transfer. This notice of exercise may be withdrawn by the holder at any time on or before the close of business on the business day preceding the repurchase date.

MANDATORY REDEMPTION

         Except as set forth under "--Right to Require Purchase of Notes upon a Change in Control" and "--Repurchase of Notes at the Option of the Holder," we are not required to make mandatory redemption of, or sinking fund payments with respect to, the notes.

RIGHT TO REQUIRE PURCHASE OF NOTES UPON A CHANGE IN CONTROL

         If a change in control (as defined below) occurs, you may require that we repurchase your notes on the date fixed by us that is not less than 45 days nor more than 60 days after we give notice of the change in control. We will repurchase the notes for an amount of cash equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, including contingent interest, if any, up to, but not including the date of repurchase.

         "Change in control" means the occurrence of one or more of the following events:

         - any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of our assets or our and our subsidiaries' assets taken as a whole, to any person or group of related persons, as defined in Section 13(d) of the Exchange Act (a "Group") ;

         - the approval by the holders of our capital stock of any plan or proposal for our liquidation or dissolution, whether or not otherwise in compliance with the provisions of the Indenture;

         - any person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by our issued and outstanding voting stock of, or any successor to, all or substantially all of our assets; or

         - the first day on which a majority of the members of our board of directors are not continuing directors.

         The definition of "change in control" includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of our assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, your ability to require us to repurchase your notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets to another person or Group may be uncertain.

         "Continuing director" means, as of any date of determination, any member of our board of directors who

         - was a member of such board of directors on the date of the original issuance of the notes, or

         - was nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board at the time of such nomination or election.

         On or prior to the date of repurchase, we will deposit with a paying agent an amount of money sufficient to pay the aggregate repurchase price of the notes which is to be paid on the date of repurchase.

         On or before the 30th day after the change in control, we must mail to the Trustee and all holders of the notes a notice of the occurrence of the change in control offer, stating, among other things:

         -        the repurchase date;

         -        the date by which the repurchase right must be exercised;

         -        the repurchase price for the notes;

         -        the conversion price and any adjustments thereto; and

         - the procedures which a holder of notes must follow to exercise the repurchase right.

         To exercise the repurchase right, the holder of a note must deliver, on or before the third business day before the repurchase date, a written notice to us and the Trustee of the holder's exercise of the repurchase right. This notice must be accompanied by certificates evidencing the note or notes with respect to which the right is being exercised, duly endorsed for transfer. This notice of exercise may be withdrawn by the holder at any time on or before the close of business on the business day preceding the repurchase date.

         The effect of these provisions granting the holders the right to require us to repurchase the notes upon the occurrence of a change in control may make it more difficult for any person or group to acquire control of us or to effect a business combination with us. Our ability to pay cash to holders of notes following the occurrence of a change in control may be limited by our then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. See "Risk Factors--Risks Related to the Notes--We may not have the ability to raise the funds necessary to finance the change in control purchase option or the purchase at the option of the holder provisions of the Indenture."

         Our obligation to make a change in control offer will be satisfied if a third party makes the change of control offer in the manner and at the times and otherwise in compliance in all material respects with the requirements applicable to a change in control offer made by us and purchases all notes properly tendered and not withdrawn under the change in control offer.

         If a change in control occurs and the holders exercise their rights to require us to repurchase notes, we intend to comply with applicable tender offer rules under the Exchange Act with respect to any repurchase.

         The term "beneficial owner" will be determined in accordance with Rules 13d-3 and 13d-5 promulgated by the SEC under the Exchange Act or any successor provision, except that a person shall be deemed to have "beneficial ownership" of all shares of our common stock that the person has the right to acquire, whether exercisable immediately or only after the passage of time.

CONSOLIDATION, MERGER AND SALE OF ASSETS

         We may, without the consent of the holders of any of the notes, consolidate with, or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to, any other person, if:

         - we are the resulting or surviving corporation or the successor, transferee or lessee, if other than us, is a corporation organized under the laws of any U.S. jurisdiction and expressly assumes our obligations under the Indenture and the notes by means of a supplemental indenture entered into with the Trustee; and

         - after giving effect to the transaction, no event of default and no event which, with notice or lapse of time, or both, would constitute an event of default, shall have occurred and be continuing.

         Under any consolidation, merger or any conveyance, transfer or lease of our properties and assets as described in the preceding paragraph, the successor company will be our successor and shall succeed to, and be substituted for, and may exercise every right and power of, Grey Wolf under the Indenture. If the predecessor is still in existence after the transaction, it will be released from its obligations and covenants under the Indenture and the notes.

MODIFICATION AND WAIVER

         We and the Trustee may enter into one or more supplemental indentures that add, change or eliminate provisions of the Indenture or modify the rights of the holders of the notes with the consent of the holders of at least a majority in principal amount of the notes then outstanding. However, without the consent of each holder of an outstanding note, no supplemental indenture may, among other things:

         - subordinate in right of payment the notes or the Guarantees to any other indebtedness;

         - change the stated maturity of the principal of, or payment date of any installment of interest (including contingent interest, if any) on, any note;

         - reduce the principal amount of, or the rate of interest (including contingent interest, if any) on, any note;

         - change the currency in which the principal of any note or interest is payable;

         - impair the right to institute suit for the enforcement of any payment on or with respect to any note when due;

         - materially and adversely affect the right provided in the Indenture to convert any note;

         - modify the provisions of the Indenture relating to our requirement to repurchase notes upon a change in control or on specified dates in a manner adverse to the holders of the note;

         - reduce the percentage in principal amount of the outstanding notes necessary to modify or amend the Indenture or to consent to any waiver provided for in the Indenture; or

         - waive a default in the payment of principal of, or interest, including contingent interest, if any, on, any note.

         The holders of a majority in principal amount of the outstanding notes may, on behalf of the holders of all notes:

         - waive compliance by us with restrictive provisions of the Indenture other than as provided in the preceding paragraph; and

         - waive any past default under the Indenture and its consequences, except a default in the payment of the principal of or any interest, including contingent interest, if any, on any note or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

         Without the consent of any holders of notes, we and the Trustee may enter into one or more supplemental Indentures for any of the following purposes:

         - to add covenants, including applicable defeasance provisions relating thereto, and events of default or to surrender any rights we have under the Indenture that do not adversely affect the holders of the notes;

         -        to provide security for the notes;

         - to cure any ambiguity, omission, defect or inconsistency in the Indenture;

         - to evidence a successor to us and the assumption by the successor of our obligations under the Indenture and the notes;

         - to provide for the acceptance of a successor or another trustee;

         - to make any change that does not adversely affect the rights of any holder of the notes;

         - to add or release any guarantor pursuant to the terms of the Indenture;

         - to release any guarantor pursuant to the terms of the Indenture other than as contemplated under "--Guarantees of Notes," provided it does not adversely affect the interests of the holders of the notes in any material respect;

         - to comply with any requirement in connection with the qualification of the Indenture under the Trust Indenture Act; or

         - to complete or make provision for certain other matters contemplated by the Indenture.

EVENTS OF DEFAULT

         Each of the following is an "event of default:"

                  (1) a default in the payment of any interest, including contingent interest, if any, upon any of the notes when due and payable, which continues for 30 days;

                  (2) a default in the payment of the principal of the notes when due, including on a redemption or repurchase date;

                  (3) failure to pay when due the principal of indebtedness for money borrowed by us or our subsidiaries in excess of $10.0 million, or the acceleration of that indebtedness that is not withdrawn within 30 days after the date of written notice to us by the Trustee or to us and the Trustee by the holders of at least 25% in principal amount of the outstanding notes;

                  (4) a default by us in the performance, or breach, of any of our other covenants in the Indenture which are not remedied within 60 days after written notice to us by the Trustee or to us and the Trustee by the holders of at least 25% in principal amount of the outstanding notes;

                  (5) any Guarantee by a Guarantor that is a "significant subsidiary," as defined in Item 1-02(w) of Regulation S-X, shall for any reason cease to be, or be asserted by Grey Wolf or any guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of any such Guarantee in accordance with the Indenture); or

                  (6) events of bankruptcy, insolvency or reorganization involving Grey Wolf or any guarantor.

         If an event of default described in clauses (1), (2), (3), (4) or (5) occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal amount of and accrued and unpaid interest on all notes to be immediately due and payable. This declaration may be rescinded if the conditions described in the Indenture are satisfied. If an event of default of the type referred to in clause (6) occurs, the principal amount of and accrued and unpaid interest, (including contingent interest, if any) on the outstanding notes will automatically become immediately due and payable.

         Within 90 days following a default, the Trustee must give to the registered holders of notes notice of all uncured defaults known to it. The Trustee will be protected in withholding the notice if it in good faith determines that the withholding of the notice is in the best interests of the registered holders, except in the case of a default in the payment of the principal of, or interest, including contingent interest, if any, on, any of the notes when due or in the payment of any redemption or repurchase obligation.

         The holders of not less than a majority in principal amount of the outstanding notes may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. Subject to the provisions of the Indenture relating to the duties of the Trustee, if an event of default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes unless the holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, or interest, including contingent interest, if any, when due or the right to convert a note in accordance with the Indenture, no holder may institute a proceeding or pursue any remedy with respect to the Indenture or the notes unless the conditions provided in the Indenture have been satisfied, including:

         - holders of at least 25% in principal amount of the outstanding notes have requested the Trustee to pursue the remedy;

         - the Trustee has not received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with the written request;

         - the Trustee shall have failed to institute such proceeding within 60 days; and

         - holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense.

         We are required to deliver to the Trustee annually a certificate indicating whether the officers signing the certificate know of any default by us in the performance or observance of any of the terms of the Indenture. If the officers know of a default, the certificate must specify the status and nature of all defaults.

BOOK-ENTRY SYSTEM

         We originally issued the notes in the form of one global note. The global securities were deposited with, or on behalf of, DTC and registered in the name of its nominee. The notes sold under this prospectus will be represented by a new unrestricted global security. Notes in definitive certificated form will be issued only in limited circumstances described below.

         Owners of beneficial interests in the notes represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants. Any such interests may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of their interests, including any right to convert or require repurchase of their interests in the notes, in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights under the global securities or the Indenture. We and the Trustee, and any of our respective agents, may treat DTC as the sole holder and registered owner of the global securities.

EXCHANGE OF GLOBAL SECURITIES

         The notes, represented by one or more global securities, will be exchangeable for certificated securities with the same terms only if:

         - DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days;

         - we decide to discontinue use of the system of book-entry transfer through DTC or any successor depositary; or

         -        a default under the Indenture occurs and is continuing.

         DTC has advised us as follows: DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" for registered participants, and it facilitates the settlement of transactions among its participants in those securities through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, including the agent, banks, trust companies, clearing corporation and other organizations, some of whom and/or their representatives own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

REGISTRATION RIGHTS

         We and the guarantors entered into a registration rights agreement with the initial purchaser of the notes for the benefit of the holders of the notes and the shares of our common stock issuable on conversion of the notes. Under this agreement, we will at our cost:

         - on or prior to the 90th day after the first date of original issuance of the notes, file a shelf registration statement with the SEC covering resales of the notes and the shares of our common stock issuable on conversion of the notes,

         - use all reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act no later than 180 days after the first date of original issuance of the notes; and

         - use all reasonable efforts to keep the shelf registration statement effective for two years from the first date of original issuance of the notes or such shorter period ending upon:

                  - the sale pursuant to the shelf registration statement of all of the notes and any shares of our common stock issued upon conversion of the notes;

                  - the expiration of the holding period applicable to the notes and the shares of our common stock issuable upon conversion of the notes held by non-affiliates of Grey Wolf under Rule 144(k) under the Securities Act, or any successor provision;

                  - the notes and any shares of our common stock issued upon conversion of the notes ceasing to be outstanding; and

                  - a subsequent shelf registration statement covering the notes and shares of our common stock issuable upon conversion of the notes being declared effective under the Securities Act.

         We have the right to suspend the effectiveness of the shelf registration statement for any reason whatsoever for up to 30 consecutive days in any 90-day period, for a total of not more than 90 days in any twelve-month period, without paying liquidated damages described below. If we fail to file the shelf registration statement on or prior to the 90th day after original issuance of the notes, the shelf registration statement is not declared effective on or prior to the 180th day after original issuance of the notes or, after the shelf registration statement has been declared effective, we fail to keep the shelf registration statement effective or usable in accordance with and during the periods specified in the registration rights agreement, then, in each case, we will pay liquidated damages to all holders of notes and all holders of our common stock issued on conversion of the notes equal to (i) in respect of each $1,000 principal amount of notes, at a rate per annum equal to 0.5% of such principal amount, and (ii) in respect of any shares of common stock issued upon conversion of notes, at a rate per year equal to 0.5% of the principal amount of notes that would then be convertible into such shares. We will pay any liquidated damages in cash on May 7 and November 7 of each year to the holders of record of the notes on such date and to the holders of record of common stock issued in respect of the notes on the immediately preceding April 22 or October 22.

         A holder who elects to sell any securities pursuant to the shelf registration statement:

         -        will be required to be named as selling security holder;

         -        will be required to deliver a prospectus to purchasers;

         - will be subject to the civil liability provisions under the Securities Act in connection with any sales; and

         - will be bound by the provisions of the registration rights agreement, which are applicable, including indemnification obligations.

         We refer to the notes and the common stock issuable on conversion of the notes as registrable securities. Promptly upon request from any holder of registrable securities, we will provide a form of notice and questionnaire to be completed and delivered by that holder to us at least three business days before any intended distribution of registrable securities under the shelf registration statement. To be named as a selling security holder in the shelf registration statement, of which this prospectus is a part, when it first becomes effective, holders must have completed and delivered the questionnaire in the form of Appendix A to the offering memorandum for the private placement before the effectiveness of the shelf registration statement. If we receive from a holder of registrable securities a completed questionnaire, together with such other information as we may reasonably request, after the effectiveness of the shelf registration statement, we will file an amendment to the shelf registration statement, or a supplement to this prospectus, to permit the holder to deliver a prospectus to purchasers of registrable securities. Any holder that does not complete and deliver a questionnaire or provide such other information will not be named as a selling security holder in this prospectus and therefore will not be permitted to sell any registrable securities under the shelf registration statement.

TAXATION OF NOTES

         See "Certain U.S. Federal Income Tax Considerations" for a discussion of certain United States federal income tax aspects that may apply to you.

THE TRUSTEE

         JPMorgan Chase Bank is the Trustee, security registrar, paying agent and conversion agent under the Indenture for the notes. We maintain banking relationships in the ordinary course of business with the Trustee and its affiliates. JPMorgan Chase Bank also serves as trustee under the indentures for our 8 7/8% Senior Notes.

         If the Trustee becomes one of our creditors, it will be subject to limitations in the Indenture on its rights to obtain payment of claims or to realize on certain property received for any claim, as security or otherwise. The Trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest.

GOVERNING LAW

         The Indenture and the notes are governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

         As of July 9, 2003 our authorized capital stock consisted of 300,000,000 shares of common stock, par value $.10 per share, of which 181,222,031 shares were issued and outstanding, and 1,000,000 shares of preferred stock, par value $1.00 per share, of which none are outstanding. The following summary is not complete. You should refer to the applicable provisions of our amended and restated Articles of Incorporation, and the documents we have incorporated by reference for a complete statement of the terms and rights of our capital stock.

COMMON STOCK

         Voting Rights. Each share of common stock is entitled to one vote per share. Holders of common stock are not entitled to cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors.

         Dividends. Holders may receive dividends when declared by the board of directors out of legally available funds. Dividends may be paid in cash, stock or other form subject to the rights of holders of any preferred stock. If we issue preferred stock, holders of common stock may not receive dividends until we have satisfied our obligations to the holders of outstanding preferred stock.

         Rights Upon Liquidation. If we liquidate, dissolve or wind-up our business, either voluntarily or not, the holders of common stock will be entitled to share equally in any remaining assets after we pay our creditors.

         Miscellaneous. The issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of common stock are not entitled to preemptive rights. Shares of common stock are not convertible into shares of any other class of our capital stock. American Stock Transfer and Trust Company is the transfer agent and registrar for the common stock.

PREFERRED STOCK

         The following description sets forth certain general terms and provisions of our authorized preferred stock. Our board of directors can, without shareholder approval, issue from time to time one or more series of preferred stock. The board of directors can also determine the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of any series and the number of shares constituting any series of preferred stock.

         Because our company is a holding company, its rights and the rights of holders of our securities, including the holders of preferred stock, to participate in the distribution of the assets of any subsidiary of our company upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the creditors and preferred shareholders of the subsidiary.

ANTI-TAKEOVER DEFENSES

         Preferred Stock Purchase Rights. Our company has a shareholder rights plan which was adopted in 1998. Under this plan, one right is attached to each outstanding share of common stock. The rights are exercisable only if a person or group of affiliated or associated persons acquires beneficial ownership of 15% or more of the outstanding common stock or the commencement of or the announcement to make a tender offer which would result in ownership by a person or group of 15% or more of the outstanding common stock. Each right entitles the registered holder to purchase from our company one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $1.00 per share, at an exercise price of $11.00 per one one-thousandth of a share. The rights expire September 18, 2008, unless the expiration date is extended. The existence of the rights may, under certain circumstances, make it more difficult, or discourage, attempts to acquire us.

         Certain Provisions of our Amended and Restated Articles of Incorporation and Bylaws. Certain provisions in our amended and restated Articles of Incorporation and amended and restated Bylaws could have the effect of delaying, deferring or preventing a change in control or the removal of our existing management or deterring potential acquirors from making an offer to our shareholders. These provisions provide that:

         - action by written consent of our shareholders must be unanimous;

         - special meetings of shareholders may be called by shareholders only upon request of holders of at least 50% of the shares entitled to vote at the meeting;

         - the board of directors has the exclusive authority to adopt, amend or repeal our Bylaws and shareholders may not do so;

         - the board of directors is divided into three classes, with each class serving a staggered three year term; and

         - shareholders must give us advance notice of their intent to submit a proposal for action at an annual meeting.

         Additionally, the board of directors' ability to issue shares of preferred stock without shareholder approval may be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including voting rights that would require the approval of a percentage of the preferred shareholders.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         This is a summary of the material United States federal income tax consequences to you of purchasing, owning and disposing of the notes. This summary is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including retroactive changes) or possible differing interpretations. The discussion below deals only with notes held as capital assets and does not purport to deal with persons in special tax situations, such as:

         -        a dealer in securities or currencies;

         - a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

         -        a bank, an insurance company or other financial institution;

         -        a tax-exempt organization;

         - a person treated as a partnership for U.S. federal income tax purposes or a partner thereof;

         - a person that owns notes that are a hedge or that are hedged against interest rate risks;

         - a person that owns notes as part of a straddle, conversion or other risk reduction transaction for U.S. federal income tax purposes; or

         - a person whose functional currency for U.S. federal income tax purposes is not the U.S. dollar.

         We do not address all of the tax consequences that may be relevant to you. In particular, we do not address:

         - the United States federal income tax consequences to shareholders in, or partners or beneficiaries of, an entity that is a holder of the notes;

         - the United States federal estate, gift or alternative minimum tax consequences of the purchase, ownership or disposition of the notes;

         - any state, local or foreign tax consequences of the purchase, ownership or disposition of the notes; or

         - any United States federal, state, local or foreign tax consequences of owning or disposing of our common stock, including any payment of dividends on same.

         This discussion is based on the Internal Revenue Code of 1986, as amended, (the "Code"), the Treasury Regulations promulgated under the Code and administrative and judicial interpretation of the Code and the Treasury Regulations, all as of the date of this prospectus, and all of which are subject to differing interpretations and to change, possibly on a retroactive basis.

         For purposes of the discussion that follows, a U.S. holder is a beneficial owner of a note that for U.S. federal income tax purposes is:

         -        an individual citizen or resident of the United States;

         - a corporation, including any entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, or any political subdivision thereof;

         - an estate if its income is subject to United States federal income taxation regardless of its source; or

         - a trust (1) that is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

         Except in the case of a partnership, a Non-U.S. holder is a beneficial owner of a note other than a U.S. holder. If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of the notes, the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A holder of notes that is a partnership and the partners in such partnership should consult their own tax advisor about the United States federal income tax consequences of holding and disposing of the notes.

         No statutory or judicial authority directly addresses the treatment of the notes or instruments similar to the notes for United States federal income tax purposes. The Internal Revenue Service (the "IRS") issued Revenue Ruling 2002-31 with respect to instruments similar to the notes. To the extent it addresses the issues, this ruling supports certain aspects of the treatment described below. No ruling has been or is expected to be sought from the IRS with respect to the United States federal income tax consequences to the holders of notes. Since the IRS would not be precluded from taking contrary positions, no assurance can be given that the IRS will agree with all of the tax characterizations and the tax consequences described below.

         WE URGE YOU TO CONSULT YOUR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND SHARES OF OUR COMMON STOCK IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

CLASSIFICATION OF THE NOTES

         We intend to treat the notes as indebtedness for United States federal income tax purposes and intend to take the position that the notes will be subject to the special regulations governing contingent payment debt instruments (which we refer to as the CPDI regulations). The notes will be subject to the CPDI regulations if the contingency represented by the provision for contingent interest on the notes is neither remote nor incidental within the meaning of section 1.1275-4(a)(5) of the CPDI regulations. Pursuant to the terms of the Indenture, we and each holder of notes agree, for United States federal income tax purposes, to treat the notes as debt instruments that are subject to the CPDI regulations, and the remainder of this discussion assumes that the notes will be so treated.

         In addition, under the Indenture, you will be deemed to have agreed to treat the fair market value of our common stock received by you upon conversion as a contingent payment and to accrue interest with respect to the notes as original issue discount for United States federal income tax purposes according to the "noncontingent bond method," set forth in section 1.1275-4(b) of the CPDI regulations, using the comparable yield (as defined below) compounded semiannually and the projected payment schedule (as defined below) determined by us. Notwithstanding the issuance of the revenue ruling, the application of the CPDI regulations to instruments such as the notes is uncertain in several respects, and, as a result, no assurance can be given that the IRS or a court will agree with the treatment described herein. Any differing treatment could affect the amount, timing and character of income, gain or loss with respect to your investment in the notes. In particular, it might be determined that you should have accrued interest income at a lower rate, should not have recognized ordinary income upon the conversion of your notes, or should have recognized capital gain or loss upon a taxable disposition of your notes. Again, you should consult your tax advisor concerning the tax treatment of holding and disposing of notes.

ACCRUAL OF INTEREST ON THE NOTES

         Under the CPDI regulations, a U.S. holder generally will be required to accrue interest income on the notes, in the amounts described below, regardless of whether the U.S. holder uses the cash or accrual method of tax accounting. Accordingly, U.S. holders will likely be required to include interest in taxable income in each year in excess of both the stated interest that accrues on the notes and any contingent interest payments actually payable in that year. Pursuant to the CPDI regulations, a U.S. holder must accrue an amount of interest as ordinary income for

U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the notes that equals:

         - the product of (i) the adjusted issue price (as defined below) of the notes as of the beginning of the accrual period, and
                  (ii) the comparable yield (as defined below) of the notes, adjusted for the length of the accrual period;

         -        divided by the number of days in the accrual period; and

         - multiplied by the number of days during the accrual period that the U.S. holder held the notes.

         The issue price of a note is the first price at which a substantial amount of the notes was sold to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a note is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the amount of any projected payments actually made with respect to the notes.

         Under the CPDI regulations, we are required to establish the "comparable yield" for the notes. We determined that the comparable yield for the notes is the annual yield we would incur, as of the initial issue date, on a fixed rate nonconvertible debt security with no contingent payments, but with terms and conditions otherwise comparable to those of the notes, including the rank, term and general market conditions, but excluding any adjustment for liquidity or the riskiness of the contingencies with respect to the notes. Accordingly, we have determined the comparable yield to be nine percent (9%) compounded semi-annually.

         The CPDI regulations require us to provide to U.S. holders of the notes, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments on the notes. This schedule must produce the comparable yield. Our determination of the projected payment schedule for the notes includes estimates for payments of contingent interest and an estimate for a payment at maturity taking into account the conversion feature. U.S. holders of notes may obtain the projected payment schedule by submitting a written request to Grey Wolf, Inc., 10370 Richmond Avenue, Suite 600, Houston, Texas 77042,
Attn: Chief Financial Officer.

         For U.S. federal income tax purposes, holders must use the comparable yield and projected payment schedule determined by us in calculating interest accruals, and the adjustments thereto described below, in respect of the notes unless the holder timely discloses and justifies the use of other estimates to the IRS. This requirement for holders to use the comparable yield and projected payment schedule determined by us is imposed by Treasury Regulations issued by the IRS, and is in addition to your agreement to treat the notes consistently with our treatment pursuant to the Indenture.

THE COMPARABLE YIELD AND THE SCHEDULE OF PROJECTED PAYMENTS ARE NOT DETERMINED FOR ANY PURPOSE OTHER THAN FOR THE DETERMINATION OF INTEREST ACCRUALS AND ADJUSTMENTS THEREOF IN RESPECT OF THE NOTES OF A U.S. HOLDER OF NOTES FOR U.S. FEDERAL INCOME TAX PURPOSES AND DO NOT CONSTITUTE A PROJECTION OR REPRESENTATION REGARDING THE ACTUAL AMOUNTS PAYABLE TO U.S. HOLDERS OF NOTES.

         Amounts treated as interest under the CPDI regulations are treated as original issue discount for all purposes of the Code.

ADJUSTMENTS TO INTEREST ACCRUALS ON THE NOTES

         As noted above, the projected payment schedule includes amounts attributable to the stated semi-annual cash interest payable on the notes. Accordingly, the receipt of the stated semi-annual cash interest payments will not be separately taxable to the U.S. holders. If a U.S. holder receives actual payments with respect to the notes in a taxable year that in the aggregate exceed the total amount of projected payments for that taxable year, the U.S. holder would incur a "net positive adjustment" equal to the amount of such excess. The U.S. holder would treat the "net positive adjustment" as additional interest income for the taxable year. For this purpose, the payments in a taxable year include the fair market value of property received (including any of our common stock received on conversion of the notes) in that year.

         If a U.S. holder receives actual payments with respect to the notes in a taxable year that in the aggregate are less than the amount of the projected payments for that taxable year, the U.S. holder would incur a "net negative adjustment" under the CPDI regulations equal to the amount of such deficit. This adjustment would (a) reduce the interest income on the notes of the U.S. holder for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss, limited to the amount by which the U.S. holder's total interest inclusions on the notes exceed the total amount of the U.S. holder's net negative adjustments treated as ordinary loss in prior taxable years. A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. Any excess net negative adjustment would be carried forward to the next taxable year as a net negative adjustment or would reduce the amount realized upon sale, purchase by us at your option, exchange, conversion or redemption of the notes.

DISCOUNT OR PREMIUM

         A U.S. holder that acquires a note after its initial issuance is required to accrue interest for U.S. federal income tax purposes based upon the original projected payment schedule as if the note had been acquired directly from us. However, except to the extent described in the third paragraph below as to notes that are deemed to be "exchange listed," a U.S. holder of notes must allocate any difference between the holder's cost basis and the then adjusted issue price of the note to daily portions of interest or the projected payments over the remaining term of the note on some reasonable basis, taking into account then applicable interest rates and changes in the projected value of our common stock.

         Thus, if a U.S. holder acquired a note after its initial issuance at an amount that was less than the note's adjusted issue price, such U.S. holder would be required to allocate this "discount" among the daily portions of interest or projected payments to be made on the note. The portion of the discount allocated to a daily portion of interest would be treated as a positive adjustment on the date the daily portion accrues, and the portion allocated to a projected payment would be treated as a positive adjustment on the date the projected payment was scheduled to be made. A U.S. holder's adjusted basis in the note would be increased by the amount of any such positive adjustment.

         On the other hand, if a U.S. holder acquired a note after its initial issuance at an amount that exceeded the note's adjusted issue price, the amount of this "premium" allocated to a daily portion of interest is treated as a negative adjustment on the date it accrues and the amount allocated to a projected payment is treated as a negative adjustment on the date the payment was scheduled to be made and, correspondingly, such U.S. holder's adjusted basis in the note is reduced by the amount of the negative adjustment.

         Finally, if the note at the time of a U.S. holder's acquisition is deemed to be "exchange listed" property then, instead of allocating any discount or premium to projected payments, a U.S. holder of notes generally would be permitted, but not required, unless any other method was unreasonable, to allocate the discount or premium pro rata to the accrual interest on the notes. notes will be considered "exchange listed" if they are listed on either a national securities exchange or an interdealer quotation system sponsored by a national securities association, which we do not expect to occur.

SALE, EXCHANGE, CONVERSION OR REDEMPTION

         Generally, the sale or exchange of a note, the purchase of a note by us at the holder's option, or the redemption or retirement of a note for cash, will result in taxable gain or loss to a U.S. holder. As described above, our calculation of the comparable yield and the schedule of projected payments for the notes includes the receipt of common stock upon conversion as a contingent payment with respect to the notes. Accordingly, we intend to treat the receipt of our common stock by a U.S. holder upon the conversion of a note as a contingent payment under the CPDI Regulations. Under this treatment, conversion also would result in taxable gain or loss to the U.S. holder. As described above, holders will be deemed to have agreed to be bound by our determination of the comparable yield and the schedule of projected payments.

         The amount of gain or loss on a taxable sale, exchange, purchase by us at the holder's option, conversion, redemption or retirement of a note would be equal to the difference between (a) the amount of cash plus the fair market value of any other property received by the U.S. holder, including the fair market value of any of our common stock received, and (b) the U.S. holder's adjusted tax basis in the note. A U.S. holder's adjusted tax basis in a note will generally be equal to the U.S. holder's original purchase price for the note, increased by any interest income previously accrued by the U.S. holder (determined without regard to any adjustments to interest accruals described above, other than adjustments to reflect a discount or premium to the adjusted issue price, if any), and decreased by the amount of any projected payments that have been previously made in respect of the notes to the U.S. holder (without regard to the actual amount paid). Gain recognized upon a sale, exchange, purchase by us at the holder's option, conversion, redemption or retirement of a note will generally be treated as ordinary interest income; any loss will be ordinary loss to the extent of interest previously included in income, and thereafter, capital loss (which will be long-term if the note is held for more than one year). The deductibility of net capital losses is subject to limitations.

         A U.S. holder's tax basis in our common stock received upon a conversion of a note will equal the then current fair market value of such common stock. The U.S. holder's holding period for the common stock received will commence on the day immediately following the date of conversion.

CONSTRUCTIVE DIVIDENDS

         If at any time we were to make a distribution of property to our shareholders that would be taxable to the shareholders as a dividend for United States federal income tax purposes and, in accordance with the antidilution provisions of the notes, the conversion rate of the notes is increased, such increase might be deemed to be the payment of a taxable dividend to holders of the notes.

         For example, an increase in the conversion rate in the event of distributions of our evidences of indebtedness, or assets, or an increase in the event of an extraordinary cash dividend may result in deemed dividend treatment to holders of the notes, but generally an increase in the event of stock dividends or the distribution of rights to subscribe for common stock would not be so treated.

LIQUIDATED DAMAGES

         We may be required to make payments of liquidated damages if the shelf registration statement is not timely filed or made effective or if the prospectus is unavailable for periods in excess of those permitted by the registration rights agreement, as described under "Description of Notes--Registration Rights." We intend to take the position for United States federal income tax purposes that any payments of liquidated damages should be taxable to U.S. holders as additional ordinary income when received or accrued, in accordance with their method of tax accounting. Our determination is binding on you, unless you explicitly disclose to the IRS that you are taking a different position on your tax return for the year during which you acquire the note. Further, the IRS could take a contrary position from our determination, which could affect the timing and character of your income from the notes with respect to the payments of liquidated damages.

         U.S. holders should consult their tax advisers concerning the appropriate tax treatment of the payment of liquidated damages, if any, with respect to the notes.

TREATMENT OF NON-U.S. HOLDERS

         Payments of interest on the notes made to a Non-U.S. holder will be exempt from United States income or withholding tax provided that: (i) such Non-U.S. holder does not own, actually, indirectly or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership; (ii) the statement requirement described below has been fulfilled with respect to the beneficial owner, as discussed below; (iii) such payments are not effectively connected with the conduct by such Non-U.S. holder of a trade or business in the United States;
(iv) our common stock continues to be actively traded within the meaning of section 871(h)(4)(C)(v)(I) of the Code (which, for these purposes and subject to certain exceptions, includes trading on the American Stock Exchange); and (v) we are not a "United States real property holding corporation." We believe that we are not and do not anticipate becoming a "United States real property holding corporation."

         Interest or liquidated damages on the notes not excluded from U.S. federal income tax or U.S. withholding tax as described above will generally be subject to U.S. withholding tax at a 30% rate, except where an applicable U.S. income tax treaty provides for the reduction or elimination of such withholding tax. Further, if a Non-U.S. holder receives dividends on common stock after conversion, or is deemed to have received a constructive dividend (see "--Constructive Dividends" above), the Non-U.S. holder will generally be subject to United States federal withholding tax at a 30% rate, subject to a reduction by an applicable treaty, on the taxable amount of such dividend.

         The statement requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a note certifies on IRS Form W-8BEN (or successor form), under penalties of perjury, that it is not a United States person and provides its name and address or otherwise satisfies applicable documentation requirements. If a Non-U.S. holder of the notes is engaged in a trade or business in the United States, and if interest on the notes is effectively connected with the conduct of such trade or business, the Non-U.S. holder, although exempt from the withholding tax discussed in the preceding paragraph, will generally be subject to regular United States federal income tax on interest and on any gain realized on the sale, exchange, purchase by us at the holder's option, conversion, redemption or retirement of the notes in the same manner as if it were a U.S. holder. In lieu of the certificate described above, such a Non-U.S. holder would be required to provide to the withholding agent a properly executed IRS Form W-8ECI (or successor form) in order to claim an exemption from withholding tax. In addition, if such a Non-U.S. holder is a foreign corporation, such holder may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

BACKUP WITHHOLDING AND INFORMATION REPORTING

         Payments of interest (including interest accrued under the rules described above) on the notes, or dividends made by us on our common stock, or the proceeds of the sale or other disposition of the notes (including upon maturity or conversion) or shares of our common stock, may be subject to information reporting and U.S. federal backup withholding taxes if the recipient of such payment fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amount withheld from a payment to a U.S. holder of notes under the backup withholding rules is allowable as a credit against the holder's U.S. federal income tax, provided that the required information is furnished to the IRS.

         Non-exempt U.S. holders of notes may be subject to information reporting with respect to certain reportable payments, including payments of principal and interest on the notes and the proceeds of the sale or other disposition of the notes. We will report to the U.S. holders of notes and to the IRS the amount of any reportable payments for each calendar year.

                             SELLING SECURITYHOLDERS

         On May 7, 2003, we issued and sold $150,000,000 in aggregate principal amount of the notes to Deutsche Bank Securities Inc. to whom we refer to as the initial purchaser in a transaction exempt from the registration requirements of the federal securities laws. The initial purchaser resold the notes to persons it represented to us that it reasonably believed to be qualified institutional buyers, as defined by Rule 144A under the Securities Act.

         The selling securityholders, which term includes their transferees, pledgees, donees and successors, may from time to time offer and sell pursuant to this prospectus any and all of the notes and the shares of common stock issuable upon conversion of the notes. Only those notes and shares of common stock issuable upon conversion of the notes listed below or in any supplement hereto may be offered for resale by the selling securityholders pursuant to this prospectus.

         The following table sets forth recent information about the principal amount of notes and the number of shares of common stock issuable upon conversion of the notes that may be offered for each selling securityholder's account pursuant to this prospectus, in each case to the extent known to us as of the date of this prospectus. The number of shares of common stock shown in the table below assumes conversion of the full amount of notes held by such holder at the initial conversion rate of 155.0388 shares per $1,000 principal amount of notes. This conversion rate is subject to adjustment as described under "Description of Notes - Conversion Rights." Accordingly, the number of shares of common stock issuable upon conversion of the notes may increase or decrease from time to time. Unless set forth below, to our knowledge none of the selling securityholders has had a material relationship with us or any of our predecessors or affiliates within the past three years.

                                            PRINCIPAL AMOUNT OF                    SHARES OF COMMON
                                            NOTES BENEFICIALLY   PERCENTAGE OF    STOCK BENEFICIALLY      SHARES OF
                                            OWNED THAT MY BE        NOTES           OWNED PRIOR TO      COMMON STOCK
                    NAME                           SOLD          OUTSTANDING(1)       CONVERSION      REGISTERED HEREBY
                    ----                    -------------------  --------------   ------------------  -----------------
Akela Capital Master Fund, Ltd...........      $ 12,500,000          8.3%                -               1,937,985
Arbitex Master Fund, L.P.................        11,000,000          7.3%                -               1,705,427
BBT Fund, L.P............................         8,350,000          5.6%                -               1,294,574
Concentrated Alpha Partners, L.P.........         4,150,000          2.7%                -                 643,411
Grace Convertible Arbitrage Fund LTD.....         3,000,000          2.0%                -                 465,116
Highbridge International LLC.............         7,000,000          4.7%                -               1,085,272
Onyx Fund Holdings, LDC..................         7,500,000          5.0%                -               1,162,791
Oppenheimer Convertible Securities Fund..         5,500,000          3.7%                -                 852,713
S.A.C. Capital Associates, LLC...........         4,000,000          2.7%                -                 620,155
Sturgeon Limited.........................           660,000            *                 -                 102,326

All other holders of notes or future
transferees, pledgees, donees or successors
of any holder(2)(3).........................     86,340,000         57.6%                -              13,386,050

-----------------
      * Less than 1%.

(1) The percentage of notes outstanding is based on the $150,000,000 principal amount of notes originally outstanding. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

(2) Information concerning other selling securityholders of the notes will be set forth in prospectus supplements from time to time, if and when necessary.

(3) Assumes that any other holders of notes or any future transferee from any holder does not beneficially own any common stock other than common stock into which the notes are convertible at the conversion price of 155.0388 shares per $1,000 principal amount of the notes.

         The above table has been prepared based upon information furnished to us by the selling securityholders. The selling securityholders identified above may have sold, transferred or otherwise disposed of some or all of their notes in transactions exempt from the registration requirements of the Securities Act since the dates on which they provided us information. Information concerning the selling securityholders may change from time to time and, if necessary, we will supplement this prospectus accordingly. The selling securityholders may offer some or all of their notes or common stock pursuant to the offering contemplated by this prospectus. Additionally, the conversion ratio of the notes is subject to adjustment and therefore the number of shares of common stock issuable upon conversion of the notes may increase or decrease. Accordingly, we cannot give an estimate as to the amount of the notes or common stock issuable upon conversion of the notes that will be held by the selling securityholders upon the termination of this offering.

                              PLAN OF DISTRIBUTION

         We will not receive any of the proceeds of the sale of the notes and the common stock issuable upon conversion of the notes offered by this prospectus. The aggregate proceeds to the selling securityholders from the sale of the notes or common stock issuable upon conversion of the notes will be the purchase price of the notes or common stock issuable upon conversion of the notes less any discounts and commissions. A selling securityholder reserves the right to accept and, together with its agents, to reject, any proposed purchased of notes or common stock to be made directly or through agents.

         The notes and the common stock issuable upon conversion of the notes may be sold from time to time to purchasers:

         - directly by the selling securityholders and their successors, which includes their transferees, pledgees or donees or their successors; or

         - through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the notes and the common stock issuable upon conversion of the notes. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

         The selling securityholders and any underwriters, broker-dealers or agents who participate in the distribution of the notes and the common stock issuable upon conversion of the notes may be deemed to be "underwriters" within the meaning of the Securities Act. As a result, any profits on the sale of the notes and the common stock issuable upon the conversion of the notes by selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and "underwriters" within the meaning of the Securities Act will be subject to prospectus deliver requirements of the Securities Act. If the selling securityholders are deemed to be underwriters, the selling securityholders may be subject to certain statutory liabilities, including, without limitation, liabilities under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. If the notes and the common stock issuable upon conversion of the notes are sold through underwriters, broker-dealers or agents the selling securityholders will be responsible for underwriting discounts or commissions or agent's commissions.

         The notes and the common stock issuable upon conversion of the notes may be sold in one or more transactions at:

         -        fixed prices;

         -        prevailing market prices at the time of sale;

         -        prices related to such prevailing market prices;

         -        varying prices determined at the time of sale; or

         -        negotiated prices.

         These sales may be effected in transactions:

         - on any national securities exchange or quotation service on which the notes and common stock issuable upon conversion of the notes may be listed or quoted at the time of the sale;

         -        in the over-the-counter market;

         - otherwise than on such exchanges or services or in the over-the-counter market;

         - through the writing and exercise of options, whether such options are listed on an options exchange or otherwise; or

         -        through the settlement of short sales.

         These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

         In connection with the sales of notes and the common stock issuable upon conversion of the notes or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers or other financial institutions may in turn engage in short sales of notes or the common stock issuable upon conversion of the notes in the course of hedging their positions. The selling securityholders may also sell the notes and common stock issuable upon conversion of the notes short and deliver notes and the common stock issuable upon conversion of the notes to close out short positions, or loan or pledge notes or the common stock issuable upon conversion of the notes to broker-dealers that in turn may sell the notes and the common stock issuable upon conversion of the notes.

         To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the notes and the common stock issuable upon conversion of the notes.

         At the time a particular offering is made, if required, a prospectus supplement will be distributed, which will set forth the names of the selling securityholders, the aggregate amount and type of securities being offered, the price at which the securities are being sold and other material terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or reallowed to paid broker-dealers.

         Our common stock trades on the American Stock Exchange under the symbol "GW." We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotations system. Accordingly, no assurances can be given as to the development of liquidity or any trading market for the notes. See "Risk Factors--Risk Related to the Notes--An active trading market for the notes may not develop."

         We cannot be certain that any selling securityholder will sell any or all of the notes or the common stock issuable upon conversion of the notes pursuant to this prospectus. Further, we cannot assure you that any such selling securityholder will not transfer, devise or gift the notes and the common stock issuable upon conversion of the notes by other means not described in this prospectus. In addition, any note or common stock issuable upon conversion of the notes covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The notes and the common stock issuable upon conversion of the notes may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the notes and common stock issuable upon conversion of the notes may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

         The selling securityholders and any other person participating in the sale of notes or the common stock issuable upon conversion of the notes will be subject to the Exchange Act. The Exchange Act rules include, without limitations Regulation M, which may limit the timing of purchases and sales of any of the notes and the common stock issuable upon conversion of the notes by the selling securityholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the notes and the common stock issuable upon conversion of the notes and the ability of any person or entity to engage in market-making activities with respect to the notes and the common stock issuable upon conversion of the notes.

         We have agreed to indemnify the selling securityholders against certain liabilities, including liabilities under the Securities Act.

         We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the notes and common stock issuable upon conversion of the notes to the public, other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

                                  LEGAL MATTERS

         The validity of the notes offered by this prospectus and our common stock issuable upon conversion of the notes have been passed upon for us by Porter & Hedges, L.L.P., Houston, Texas.

                             INDEPENDENT ACCOUNTANTS

         Our financial statements incorporated by reference in this prospectus for the fiscal years ended December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 have been audited by KPMG LLP, independent auditors, as stated in their reports incorporated into this prospectus.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. THE SELLING SECURITYHOLDERS ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS IS ACCURATE AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

                             [GREY WOLF, INC. LOGO]

                                  $150,000,000
                          3.75% Contingent Convertible
                            Senior Notes Due 2023 and
                      Common Stock Issuable upon Conversion
                                  of the Notes

                                   PROSPECTUS

                               __________ __, 2003

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following tables sets forth the expenses in connection with the offering described in this registration statement, all of which shall be paid by us. All of such amounts (except the SEC Registration Fee) are estimated.

SEC Registration Fee..........................................   $12,135
Printing Costs................................................    25,000
Legal Fees and Expenses.......................................    15,000
Accounting Fees and Expenses..................................    15,000
Miscellaneous.................................................     5,000
                                                                 -------
     Total....................................................   $72,135
                                                                 =======

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, the articles of incorporation of a Texas corporation may provide that a director of that corporation shall not be liable, or shall be liable only to the extent provided in the articles of incorporation, to the corporation or its shareholders for monetary damages for acts or omissions in the director's capacity as a director, except that the articles of incorporation cannot provide for the elimination or limitation of liability of a director to the extent that the director is found liable for:

         - a breach of the director's duty of loyalty to the corporation or its shareholders;

         - acts or omissions not in good faith that constitute a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

         - any transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

         - an act or omission for which the liability of a director is expressly provided by an applicable statute.

         Article 10 of our amended and restated Articles of Incorporation states that no director shall be liable to us or our shareholders for monetary damages for an act or omission in the director's capacity as a director, provided, however, that such Article shall not eliminate or limit the liability of a director to the extent the director is found liable for the actions, omissions or conduct listed above.

         In addition, Article 2.02-1 of the Texas Business Corporation Act (the "TBCA") authorizes a Texas corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding, including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative because the person is or was a director.

         The TBCA provides that unless a court of competent jurisdiction determines otherwise, indemnification is permitted only if it is determined that the person:

         -        conducted himself in good faith;

         - reasonably believed (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests; and (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and

         - in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

         A person may be indemnified under Article 2.02-1 of the TBCA against

         -        judgments,

         -        penalties (including excise and similar taxes),

         -        fines,

         -        settlements, and

         - reasonable expenses actually incurred by the person (including court costs and attorneys' fees).

         However, if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by him, the indemnification is limited to reasonable expenses actually incurred and shall not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the corporation. A corporation is obligated under Article 2.02-1 of the TBCA to indemnify a director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

         Under Article 2.02-1 of the TBCA a corporation may:

         - indemnify and advance expenses to an officer, employee, agent or other persons who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another entity to the same extent that it may indemnify and advance expenses to its directors;

         - indemnify and advance expenses to directors and such other persons set forth above to such further extent, consistent with law, as may be provided in the corporation's articles of incorporation, bylaws, action of its board of directors, or contract or as permitted by common law;

         - purchase and maintain insurance or another arrangement on behalf of directors and such other persons set forth above against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person.

         Our Bylaws substantively provide that directors and officers of the company will be indemnified to the fullest extent permitted by the TBCA.

         The company maintains directors' and officers' insurance. The company has entered into agreements to indemnify its executive officers regarding liabilities that may result from such officer's service as an officer or director of the company.

ITEM 16.          EXHIBITS.

 EXHIBIT
 NUMBER                                                          DESCRIPTION
 ------                                                          -----------
    3.1  --    Articles of Incorporation of Grey Wolf, Inc., as amended (incorporated herein by reference to Exhibit 3.1 to Form
               10-Q dated May 12, 1999).

    3.2  --    By-Laws of Grey Wolf, Inc., as amended (incorporated herein by reference to Exhibit 99.1 to Form 8-K dated March 23,
               1999).

 EXHIBIT
 NUMBER                                                          DESCRIPTION
 ------                                                          -----------
    4.1  --    Rights Agreement dated as of September 21, 1998 by and between the Company and American Stock Transfer and Trust
               Company as Rights Agent (incorporated herein by reference to Exhibit 4.1 to Form 8-K filed September 22, 1998).

   *4.2  --    Indenture dated as of May 7, 2003, relating to the 3.75% Contingent Convertible Senior Notes Due 2023, between the
               Company, the Guarantors and JPMorgan Chase Bank, a New York Banking Corporation, as Trustee.

   *4.3  --    Supplemental Indenture dated as of May 23, 2003, relating to the 3.75% Contingent Convertible Senior Notes Due 2023,
               between the Company, the Guarantors and JPMorgan Chase Bank, a New York Banking Corporation, as Trustee.

   *4.4  --    Registration Rights Agreement dated as of May 7, 2003, by and between the Company, the Guarantors and Deutsche Bank
               Securities Inc.

   *5.1  --    Opinion of Porter & Hedges, L.L.P.

   *8.1  --    Tax Opinion of Porter & Hedges, L.L.P.

  *10.1  --    Purchase Agreement dated May 1, 2003, between Grey Wolf, Inc., the Guarantors, and Deutsche Bank Securities Inc.,
               as Initial Purchaser.

  *12.1  --    Computation of Ratios of Earnings to Fixed Charges.

  *23.1  --    Consent of KPMG LLP.

  *23.2  --    Consent of Porter & Hedges, L.L.P. (contained in Exhibit 5.1).

  *23.3  --    Consent of Porter & Hedges, L.L.P. (contained in Exhibit 8.1).

  *24.1  --    Powers of Attorney (included on signature pages).

  *25.1  --    Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939, as amended, on
               Form T-1.

------------------------------
*        Filed herewith.

ITEM 17.          UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effect amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

         provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement;

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 11, 2003.

                                               GREY WOLF, INC.

                                               By: /s/  DAVID W. WEHLMANN
                                                   -----------------------------
                                                        David W. Wehlmann,
                                                      Executive Vice President
                                                    and Chief Financial Officer

                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below, constitutes and appoints Thomas P. Richards, David W. Wehlmann and Merrie S. Costley and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Grey Wolf, Inc. to comply with the Securities Act of 1933, as amended (the "Securities Act") and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the Registration Statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments and additional registration statements filed pursuant to Rule 462 of the Securities Act), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, Registration Statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons at Grey Wolf, Inc. in the capacities and on the dates indicated

                   SIGNATURE                                          TITLE                               DATE
                   ---------                                          -----                               ----
   /s/  THOMAS P. RICHARDS                       Chairman of the Board, President and Chief          July 11, 2003
--------------------------------------------     Executive Officer (Principal Executive Officer)
              Thomas P. Richards

   /s/  FRANK M. BROWN                           Director                                            July 11, 2003
--------------------------------------------
                Frank M. Brown

   /s/  WILLIAM T. DONOVAN                       Director                                            July 11, 2003
--------------------------------------------
              William T. Donovan

   /s/  JAMES K. B. NELSON                       Director                                            July 11, 2003
--------------------------------------------
              James K. B. Nelson

   /s/  STEVEN A. WEBSTER                        Director                                            July 11, 2003
--------------------------------------------
               Steven A. Webster

   /s/  DAVID W. WEHLMANN                        Executive Vice President and Chief Financial        July 11, 2003
--------------------------------------------     Officer (Principal Financial Officer)
               David W. Wehlmann

   /s/  MERRIE S. COSTLEY                        Vice President and Controller (Principal            July 11, 2003
--------------------------------------------     Accounting Officer)
               Merrie S. Costley

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 11, 2003.

                                           GREY WOLF DRILLING COMPANY L.P.

                                           By: Grey Wolf Holdings Company,
                                               its sole general partner

                                           By: /s/  DAVID W. WEHLMANN
                                               ---------------------------------
                                                           David W. Wehlmann,
                                                       Executive Vice President
                                                     and Chief Financial Officer

                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below, constitutes and appoints Thomas P. Richards, David W. Wehlmann and Merrie S. Costley and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Grey Wolf Drilling Company L.P. to comply with the Securities Act of 1933, as amended (the "Securities Act") and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the Registration Statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments and additional registration statements filed pursuant to Rule 462 of the Securities Act), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, Registration Statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons at Grey Wolf Holdings Company, the sole general partner of Grey Wolf Drilling Company, L.P., in the capacities and on the dates indicated

                   SIGNATURE                                          TITLE                               DATE
                   ---------                                          -----                               ----
   /s/  THOMAS P. RICHARDS                       President, Chief Executive Officer and              July 11, 2003
--------------------------------------------     Director (Principal Executive Officer)
              Thomas P. Richards

   /S/  WILLIAM E. CHILES                        Director                                            July 11, 2003
--------------------------------------------
               William E. Chiles

   /s/  EDWARD S. JACOB, III                     Director                                            July 11, 2003
--------------------------------------------
             Edward S. Jacob, III

   /s/  DAVID W. WEHLMANN                        Executive Vice President, Chief Financial           July 11, 2003
--------------------------------------------     Officer and Director (Principal Financial
               David W. Wehlmann                 Officer)

   /s/  MERRIE S. COSTLEY                        Vice President and Controller (Principal            July 11, 2003
--------------------------------------------     Accounting Officer)
               Merrie S. Costley

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 11, 2003.

                                           GREY WOLF LLC

                                           By: Grey Wolf Holdings Company,
                                                 its sole member

                                           By: /s/  DAVID W. WEHLMANN
                                               ---------------------------------
                                                         David W. Wehlmann,
                                                        Executive Vice President
                                                     and Chief Financial Officer

                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below, constitutes and appoints Thomas P. Richards, David W. Wehlmann and Merrie S. Costley and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Grey Wolf LLC to comply with the Securities Act of 1933, as amended (the "Securities Act") and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the Registration Statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments and additional registration statements filed pursuant to Rule 462 of the Securities Act), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, Registration Statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons at Grey Wolf Holdings Company, the sole member of Grey Wolf LLC, in the capacities and on the dates indicated

                   SIGNATURE                                          TITLE                               DATE
                   ---------                                          -----                               ----
   /s/  THOMAS P. RICHARDS                       President, Chief Executive Officer and              July 11, 2003
--------------------------------------------     Director (Principal Executive Officer)
              Thomas P. Richards

   /s/  WILLIAM E. CHILES                        Director                                            July 11, 2003
--------------------------------------------
               William E. Chiles

   /s/  EDWARD S. JACOB, III                     Director                                            July 11, 2003
--------------------------------------------
             Edward S. Jacob, III

   /s/  DAVID W. WEHLMANN                        Executive Vice President, Chief Financial           July 11, 2003
--------------------------------------------     Officer and Director (Principal Financial
               David W. Wehlmann                 Officer)

   /s/  MERRIE S. COSTLEY                        Vice President and Controller (Principal            July 11, 2003
--------------------------------------------     Accounting Officer)
               Merrie S. Costley

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 11, 2003.

                                           GREY WOLF HOLDINGS COMPANY

                                           By: /s/  DAVID W. WEHLMANN
                                               ---------------------------------
                                                         David W. Wehlmann,
                                                        Executive Vice President
                                                     and Chief Financial Officer

                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below, constitutes and appoints Thomas P. Richards, David W. Wehlmann and Merrie S. Costley and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Grey Wolf Holdings Company to comply with the Securities Act of 1933, as amended (the "Securities Act") and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the Registration Statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments and additional registration statements filed pursuant to Rule 462 of the Securities Act), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, Registration Statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons at Grey Wolf Holdings Company in the capacities and on the dates indicated

                   SIGNATURE                                          TITLE                               DATE
                   ---------                                          -----                               ----
   /s/  THOMAS P. RICHARDS                       President, Chief Executive Officer and              July 11, 2003
--------------------------------------------     Director (Principal Executive Officer)
              Thomas P. Richards

   /s/  WILLIAM E. CHILES                        Director                                            July 11, 2003
--------------------------------------------
               William E. Chiles

   /s/  EDWARD S. JACOB, III                     Director                                            July 11, 2003
--------------------------------------------
             Edward S. Jacob, III

   /s/  DAVID W. WEHLMANN                        Executive Vice President, Chief Financial           July 11, 2003
--------------------------------------------     Officer and Director (Principal Financial
               David W. Wehlmann                 Officer)

   /s/  MERRIE S. COSTLEY                        Vice President and Controller (Principal            July 11, 2003
--------------------------------------------     Accounting Officer)
               Merrie S. Costley

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 11, 2003.

                                           MURCO DRILLING CORPORATION

                                           By: /s/  DAVID W. WEHLMANN
                                               ---------------------------------
                                                        David W. Wehlmann,
                                                      Executive Vice President
                                                     and Chief Financial Officer

                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below, constitutes and appoints Thomas P. Richards, David W. Wehlmann and William E. Chiles and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Murco Drilling Corporation to comply with the Securities Act of 1933, as amended (the "Securities Act") and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the Registration Statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments and additional registration statements filed pursuant to Rule 462 of the Securities Act), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, Registration Statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons at Murco Drilling Corporation in the capacities and on the dates indicated

                   SIGNATURE                                          TITLE                               DATE
                   ---------                                          -----                               ----
   /s/  THOMAS P. RICHARDS                       President, Chief Executive Officer and              July 11, 2003
--------------------------------------------     Director (Principal Executive Officer)
              Thomas P. Richards

   /s/  WILLIAM E. CHILES                        Director                                            July 11, 2003
--------------------------------------------
               William E. Chiles

   /s/  EDWARD S. JACOB, III                     Director                                            July 11, 2003
--------------------------------------------
             Edward S. Jacob, III

   /s/  DAVID W. WEHLMANN                        Executive Vice President, Chief Financial           July 11, 2003
--------------------------------------------     Officer and Director (Principal Financial and
             David W. Wehlmann                   Accounting Officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 11, 2003.

                                           GREY WOLF INTERNATIONAL, INC.

                                           By: /s/  DAVID W. WEHLMANN
                                               ---------------------------------
                                                       David W. Wehlmann,
                                                     Executive Vice President
                                                     and Chief Financial Officer

                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below, constitutes and appoints Thomas P. Richards, David W. Wehlmann and Merrie S. Costley and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Grey Wolf International, Inc. to comply with the Securities Act of 1933, as amended (the "Securities Act") and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the Registration Statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments and additional registration statements filed pursuant to Rule 462 of the Securities Act), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, Registration Statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons at Grey Wolf International, Inc. in the capacities and on the dates indicated

                   SIGNATURE                                          TITLE                               DATE
                   ---------                                          -----                               ----
   /s/  THOMAS P. RICHARDS                       President, Chief Executive Officer and              July 11, 2003
--------------------------------------------     Director (Principal Executive Officer)
              Thomas P. Richards

   /s/  WILLIAM E. CHILES                        Director                                            July 11, 2003
--------------------------------------------
               William E. Chiles

   /s/  RONALD G. HALE                           Director                                            July 11, 2003
--------------------------------------------
                Ronald G. Hale

   /s/  DAVID W. WEHLMANN                        Executive Vice President, Chief Financial           July 11, 2003
--------------------------------------------     Officer and Director (Principal Financial
               David W. Wehlmann                 Officer)

   /s/  MERRIE S. COSTLEY                        Vice President and Controller (Principal            July 11, 2003
--------------------------------------------     Accounting Officer)
               Merrie S. Costley

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 11, 2003.

                                           DI/PERFENSA, INC.

                                           By: /s/  DAVID W. WEHLMANN
                                               ---------------------------------
                                                          David W. Wehlmann,
                                                        Executive Vice President
                                                     and Chief Financial Officer

                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below, constitutes and appoints Thomas P. Richards, David W. Wehlmann and William E. Chiles and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable DI/Perfensa, Inc. to comply with the Securities Act of 1933, as amended (the "Securities Act") and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the Registration Statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments and additional registration statements filed pursuant to Rule 462 of the Securities Act), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, Registration Statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons at DI/Perfensa, Inc. in the capacities and on the dates indicated

                   SIGNATURE                                       TITLE                                 DATE
                   ---------                                       -----                                 ----
   /s/  THOMAS P. RICHARDS                       President, Chief Executive Officer and              July 11, 2003
--------------------------------------------     Director (Principal Executive Officer)
              Thomas P. Richards

   /s/  WILLIAM E. CHILES                        Director                                            July 11, 2003
--------------------------------------------
               William E. Chiles

   /s/  RONALD G. HALE                           Director                                            July 11, 2003
--------------------------------------------
                Ronald G. Hale

   /s/  DAVID W. WEHLMANN                        Executive Vice President, Chief Financial           July 11, 2003
--------------------------------------------     Officer and Director (Principal Financial and
               David W. Wehlmann                 Accounting Officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 11, 2003.

                                           DI ENERGY, INC.

                                           By: /s/  DAVID W. WEHLMANN
                                               ---------------------------------
                                                          David W. Wehlmann,
                                                        Executive Vice President
                                                     and Chief Financial Officer

                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below, constitutes and appoints Thomas P. Richards, David W. Wehlmann and Merrie S. Costley and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable DI Energy, Inc. to comply with the Securities Act of 1933, as amended (the "Securities Act") and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the Registration Statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments and additional registration statements filed pursuant to Rule 462 of the Securities Act), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, Registration Statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons at DI Energy, Inc. in the capacities and on the dates indicated

                   SIGNATURE                                       TITLE                                 DATE
                   ---------                                       -----                                 ----
   /s/  THOMAS P. RICHARDS                       President, Chief Executive Officer and              July 11, 2003
--------------------------------------------     Director (Principal Executive Officer)
              Thomas P. Richards

   /s/  WILLIAM E. CHILES                        Director                                            July 11, 2003
--------------------------------------------
               William E. Chiles

   /s/  EDWARD S. JACOB, III                     Director                                            July 11, 2003
--------------------------------------------
             Edward S. Jacob, III

   /s/  DAVID W. WEHLMANN                        Executive Vice President, Chief Financial           July 11, 2003
--------------------------------------------     Officer and Director (Principal Financial
               David W. Wehlmann                 Officer)

   /s/  MERRIE S. COSTLEY                        Vice President and Controller (Principal            July 11, 2003
--------------------------------------------     Accounting Officer)
               Merrie S. Costley

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                                                    DESCRIPTION
------                                                    -----------
   3.1  --   Articles of Incorporation of Grey Wolf, Inc., as amended (incorporated herein by reference to Exhibit 3.1 to
             Form 10-Q dated May 12, 1999).

  3.2  --    By-Laws of Grey Wolf, Inc., as amended (incorporated herein by reference to Exhibit 99.1 to Form 8-K dated March 23,
             1999).

  4.1  --    Rights Agreement dated as of September 21, 1998 by and between the Company and American Stock Transfer and Trust
             Company as Rights Agent (incorporated herein by reference to Exhibit 4.1 to Form 8-K filed September 22, 1998).

 *4.2  --    Indenture dated as of May 7, 2003, relating to the 3.75% Contingent Convertible Senior Notes Due 2023, between the
             Company, the Guarantors and JPMorgan Chase Bank, a New York Banking Corporation, as Trustee.

 *4.3  --    Supplemental Indenture dated as of May 22, 2003, relating to the 3.75% Contingent Convertible Senior Notes Due 2023,
             between the Company, the Guarantors and JPMorgan Chase Bank, a New York Banking Corporation, as Trustee.

 *4.4  --    Registration Rights Agreement dated as of May 7, 2003, by and between the Company, the Guarantors and Deutsche Bank
             Securities Inc.

 *5.1  --    Opinion of Porter & Hedges, L.L.P.

 *8.1  --    Tax Opinion of Porter & Hedges, L.L.P.

*10.1  --    Purchase Agreement dated May 1, 2003, between Grey Wolf, Inc., the Guarantors, and Deutsche Bank Securities Inc., as
             Initial Purchaser.

*12.1  --    Computation of Ratios of Earnings to Fixed Charges.

*23.1  --    Consent of KPMG LLP.

*23.2  --    Consent of Porter & Hedges, L.L.P. (contained in Exhibit 5.1).

*23.3  --    Consent of Porter & Hedges, L.L.P. (contained in Exhibit 8.1).

*24.1  --    Powers of Attorney (included on signature pages).

*25.1  --    Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939, as amended, on Form
             T-1.

----------------------------
*     Filed herewith.